UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ___)
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Consolidated Graphics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ConsolidatedGraphics
June 30, 2009
Dear Shareholder:
You are cordially invited to attend the 2009 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Hilton Americas-Houston Hotel, 1600 Lamar, Houston, Texas 77010, on Thursday, August 6, 2009, at 5:00 p.m., Central Daylight Time. For those of you who cannot be present at this Annual Meeting, we urge that you participate by indicating your choices on the enclosed proxy card and completing and returning it at your earliest convenience. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the Board of Directors’ recommendations.
This booklet includes the Notice of Annual Meeting of Shareholders and the Proxy Statement, which contains details of the business to be conducted at the Annual Meeting. The Company’s Annual Report to Shareholders, which is not part of the Proxy Statement, is also enclosed and provides additional information regarding the financial results of the Company for the fiscal year ended March 31, 2009.
It is important that your shares are represented at the meeting, whether or not you are able to attend personally. Accordingly, please sign, date and mail promptly the enclosed proxy card in the envelope provided.
On behalf of the Board of Directors, thank you for your cooperation and continued support.

/s/ Joe R. Davis Joe R. Davis Chairman of the Board and Chief Executive Officer

Consolidated Graphics, Inc. 5858 Westheimer, Suite 200 Houston, Texas 77057 (713) 787-0977

VOTING THE PROXY CARD
Please complete, sign, date and return the accompanying proxy card promptly in the enclosed addressed envelope. Postage need not be affixed to the envelope if mailed in the United States.
The immediate return of your proxy card will be of great assistance in preparing for the Annual Meeting and is therefore urgently requested, even if you plan to attend the Annual Meeting in person. If you attend the Annual Meeting and make arrangements to vote in person, your proxy card will not be used.
IF YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON
The Annual Meeting will be held at 5:00 p.m., Central Daylight Time, on Thursday, August 6, 2009, at the Hilton Americas-Houston Hotel, 1600 Lamar, Houston, Texas 77010. Signs will direct you to the conference room where the Annual Meeting will be held.
If your shares are not registered in your own name and you plan to attend the Annual Meeting and vote your shares in person, you should contact your broker or agent in whose name your shares are registered to obtain a broker’s proxy and bring it to the Annual Meeting in order to vote.

ConsolidatedGraphics
Consolidated Graphics, Inc.
5858 Westheimer, Suite 200
Houston, Texas 77057

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
Thursday, August 6, 2009
5:00 p.m. Central Daylight Time
To the Shareholders:
The 2009 Annual Meeting of Shareholders (the “Annual Meeting”) of Consolidated Graphics, Inc. (the “Company”) will be held at the Hilton Americas-Houston Hotel, 1600 Lamar, Houston, Texas 77010, on Thursday, August 6, 2009, at 5:00 p.m., Central Daylight Time, for the following purposes:
1.
To elect two Class I directors to serve on the Company’s Board of Directors for terms of three years and until their successors are duly elected and qualified or until the earlier of their resignation or removal (Proposal 1).

2.	To approve an amendment to the Consolidated Graphics, Inc. Amended and Restated Long-Term Incentive Plan (Proposal 2).

3.	To transact such other business as may properly come before the meeting or any adjournment(s) or postponement(s) thereof.
Only shareholders of record as of the close of business on June 17, 2009, the record date, are entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) or postponement(s) thereof. A list of such shareholders shall be open to the examination of any shareholder of record during normal business hours, for a period of ten days prior to the meeting, at the principal executive offices of the Company, located at 5858 Westheimer, Suite 200, Houston, Texas 77057, and shall also be open to examination at the Annual Meeting and any adjournment(s) or postponement(s) thereof.

By Order of the Board of Directors

/s/ Jon C. Biro Jon C. Biro
Secretary
Houston, Texas
June 30, 2009
IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU HOLD. PLEASE COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY CARD IN THE ACCOMPANYING ENVELOPE EVEN IF YOU INTEND TO BE PRESENT AT THE ANNUAL MEETING. RETURNING THE PROXY CARD WILL NOT LIMIT YOUR RIGHT TO VOTE IN PERSON OR TO ATTEND THE ANNUAL MEETING, BUT WILL ENSURE YOUR REPRESENTATION IF YOU CANNOT ATTEND. IF YOU HAVE SHARES IN MORE THAN ONE NAME, OR IF YOUR STOCK IS REGISTERED IN MORE THAN ONE WAY, YOU MAY RECEIVE MORE THAN ONE COPY OF THE PROXY MATERIAL. IF SO, SIGN AND RETURN EACH OF THE PROXY CARDS YOU RECEIVE SO THAT ALL OF YOUR SHARES MAY BE VOTED. YOU MAY REVOKE YOUR PROXY AT ANY TIME PRIOR TO ITS USE.
IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE
SHAREHOLDERS MEETING TO BE HELD AUGUST 6, 2009
Our proxy materials relating to this Annual Meeting (notice of meeting, proxy statement, proxy card and annual report to shareholders), as well as any additional soliciting materials, will also be available on our website at www.cgx.com. For directions to the Hilton Americas-Houston Hotel, 1600 Lamar, Houston, Texas 77010, please call 713-739-8000.

ConsolidatedGraphics
Consolidated Graphics, Inc.
5858 Westheimer, Suite 200
Houston, Texas 77057

PROXY STATEMENT

INTRODUCTION
The accompanying proxy is solicited by and on behalf of the Board of Directors (the “Board”) of Consolidated Graphics, Inc., a Texas corporation (the “Company”), for use only at the 2009 Annual Meeting of Shareholders (the “Annual Meeting”) to be held at the Hilton Americas-Houston Hotel, 1600 Lamar, Houston, Texas 77010, on Thursday, August 6, 2009, at 5:00 p.m., Central Daylight Time, and at any adjournment(s) or postponement(s) thereof. The approximate date on which this Proxy Statement and accompanying proxy will first be made available or sent to shareholders is June 30, 2009.
Each proxy executed and returned by a shareholder may be revoked at any time before it is voted at the Annual Meeting by filing a written instrument revoking it with the Secretary at the Company’s executive offices, by execution and return of a later-dated proxy, or by appearing at the Annual Meeting and making arrangements to vote in person. The executive offices of the Company are located at 5858 Westheimer, Suite 200, Houston, Texas 77057.
ACTION TO BE TAKEN UNDER PROXY
Proxies in the accompanying form will be voted in accordance with the specifications made thereon and, where no specifications are given, such proxies will be voted (i) FOR the election of the two nominees named herein to serve as Class I directors and if one or more of such nominees should become unavailable for election for any reason, then FOR the election of any substitute nominee(s) that the Board may propose and (ii) FOR the adoption of an amendment to the Consolidated Graphics, Inc. Amended and Restated Long-Term Incentive Plan (the “Incentive Plan”).
Management of the Company did not receive any shareholder proposals for inclusion in this Proxy Statement by the date prescribed therefor and is not aware of any other matters to be presented for action at the Annual Meeting. If, however, any other matters properly come before the Annual Meeting, it is intended that the persons named in the accompanying proxy will vote at their discretion pursuant to the proxy in accordance with their best judgment on such matters.
RECORD DATE AND VOTING PROCEDURES
The Board has fixed the close of business on June 17, 2009 as the record date for the determination of shareholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment(s) or postponement(s) thereof. The issued and outstanding shares of Common Stock of the Company as of the close of business on June 17, 2009, consisted of 11,162,667 shares, each of which is entitled to one vote on each matter to be voted on at the Annual Meeting. Under the Company’s Second Amended and Restated By-laws (the “By-laws”) and in accordance with the Texas Business Corporation Act, the holders of a majority of the total issued and outstanding shares of Common Stock, present in person or represented by proxy and entitled to vote thereat, will constitute a quorum for the transaction of business at the Annual Meeting. The persons whom we appoint to act as inspectors of election will determine whether a quorum exists.
If a quorum is not present at the Annual Meeting or if there are insufficient votes at the time of the Annual Meeting to approve any of the foregoing proposals, the Annual Meeting may be adjourned or postponed until such time and place as is determined by a vote of the holders of a majority of the shares of Common Stock represented in person or by proxy and entitled to vote at the Annual Meeting to permit further solicitation of proxies by the Company. Proxies given pursuant to this current solicitation and not subsequently revoked will be voted at any later continuance of the Annual Meeting in the manner set forth above.

The Restated Articles of Incorporation of the Company, as amended to date (the “Articles of Incorporation”), do not permit cumulative voting. The affirmative vote of a majority of the shares of Common Stock, represented in person or by proxy and entitled to vote thereat, at a meeting at which a quorum is present is required for the election of directors and the approval of the proposed amendment to the Incentive Plan. Shares that are entitled to be voted by a shareholder who is present, in person or by proxy, at the Annual Meeting but who abstains from voting or withholds a vote (collectively, “abstentions”), will be treated as shares that are present and entitled to vote for purposes of determining the presence of a quorum. “Broker nonvotes” are also treated as shares that are present for purposes of determining the presence of a quorum. A broker nonvote occurs when a broker is present at the meeting or returns a proxy but does not have discretionary voting power to vote on a specific matter (such as non-routine proposals) and has not received timely voting instructions from the beneficial owner with respect to such matter. A broker has discretionary voting power (including the power to abstain) under the current rules of the exchange on which the Company’s shares are traded, The New York Stock Exchange, Inc. (“NYSE”), on the non-contested election of directors.
In determining the results of voting at the Annual Meeting on the election of directors and the proposed amendment to the Incentive Plan, abstentions will have the same effect as a vote against the nominated directors and against the proposed amendment to the Incentive Plan because approval of each matter under consideration requires an affirmative vote of the majority of the shares of Common Stock present, in person or by proxy, and entitled to vote on each such matter at the Annual Meeting. In the event of a broker nonvoter with respect to the proposed amendment to the Incentive Plan, the corresponding shares of Common Stock shall be excluded from both the tabulation of affirmative votes for the proposed amendment to the Incentive Plan and the tabulation of the total number of shares of Common Stock which cast a vote on such matter. For the reasons discussed above, broker nonvotes are not applicable to the election of directors relating to this solicitation of proxies.
PROPOSAL 1 — FOR THE ELECTION OF CLASS I DIRECTORS
Pursuant to the Company’s By-laws, the Board is currently comprised of six directors and is divided into three classes, with each class serving a three-year term. At each annual meeting of shareholders, one class of directors is elected for a full term of three years to succeed that class of directors whose terms are expiring. The Board currently consists of Larry J. Alexander, Brady F. Carruth, Gary L. Forbes, James H. Limmer, Hugh N. West, M.D. and Joe R. Davis, with Messrs. Alexander and Carruth constituting the Class I directors, Messrs. Forbes and Limmer constituting the Class II directors and Mr. Davis and Dr. West constituting the Class III directors. The term of the Class I directors expires at the Annual Meeting. The terms of the other two classes of directors expire at the 2010 (Class II directors) and 2011 (Class III directors) annual meetings of shareholders.
Unless contrary instructions are set forth in the proxy card, it is intended that the individual named in the proxy will vote all shares of Common Stock represented by the proxy for the election of the nominees listed below as the Class I directors, each of whom is presently a member of the Board. The two Class I directors elected at the Annual Meeting will each serve for a term expiring on the date of the annual meeting of shareholders in 2012 and until his successor has been elected and qualified or until his earlier resignation or removal. The affirmative vote of a majority of the shares of Common Stock, represented in person or by proxy and entitled to vote at a meeting at which a quorum is present, is required to elect directors.
The Board has appointed a Nominating and Governance Committee and delegated to it the responsibility for evaluating candidates and recommending nominees for election to the Company’s Board of Directors. The Nominating and Governance Committee determined in its business judgment that the election of Mr. Alexander and Mr. Carruth as the Class I directors of the Company is in the best interest of the Company and its shareholders. The Board subsequently affirmed the recommendation of the Nominating and Governance Committee. THE BOARD THEREFORE RECOMMENDS A VOTE “FOR” EACH OF THE DIRECTOR NOMINEES, AND PROXIES THAT ARE RETURNED BUT NOT MARKED TO THE CONTRARY WILL BE SO VOTED.
A shareholder may, in the manner set forth in the enclosed proxy card, instruct the proxy holder not to vote that shareholder’s shares for one or more of the named nominees. Each of the nominees for election as Class I directors is currently serving as a director on the Board and has indicated his willingness to serve in such capacity, if elected, but should the candidacy of Mr. Alexander and/or Mr. Carruth for any reason be withdrawn or either nominee becomes unavailable for election, the Nominating and Governance Committee may recommend a replacement nominee and, if such nominee is affirmed by the Board, the individual acting under the duly executed proxies will vote for the election of the replacement nominee. Management is currently unaware of any circumstances likely to render either nominee unavailable for election.

The following sets forth information concerning each of the nominees for election to the Board and each continuing member of the Board, including their name, age, principal occupation or employment for at least the past five years and the period for which such person has served as a director of the Company.
Nominees for Election as Class I Directors
The following information is furnished regarding the Class I nominees who, if elected, will serve on the Board until the 2012 annual meeting of shareholders and until their respective successors are elected and qualified or until the earlier of their resignation or removal.
Larry J. Alexander retired from the San Antonio Spurs Professional Basketball Team in May 1996, where he had been the Vice President — Administration and Communications since August 1994. Prior to joining the Spurs, he spent 27 years with Southwestern Bell Corporation (now AT&T, Inc.), a telecommunications company, where he had various responsibilities in advertising and corporate communications, most recently as Senior Vice President — External Affairs. Mr. Alexander has been a director of the Company since May 1995 and serves on the Audit Committee. Mr. Alexander is 67 years of age.
Brady F. Carruth has been President of Gulf Coast Capital Corporation, a commercial landscaping business, since 1987 and President and Chief Executive Officer of Saratoga Financial Group, an insurance holding company, since 2001. Mr. Carruth has been a director of the Company since 1985 and serves on the Compensation Committee and the Nominating and Governance Committee. Mr. Carruth is 51 years of age.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RE-ELECTION OF MR. ALEXANDER AND MR. CARRUTH AS CLASS I DIRECTORS OF THE COMPANY.
Continuing Class II Directors
The following information is furnished with respect to the Class II directors, who will continue to serve on the Board until the 2010 annual meeting of shareholders and until their respective successors are elected and qualified or until the earlier of their resignation or removal.
Gary L. Forbes has been a Senior Vice President of Equus Total Return, Inc., a publicly traded investment company, since 1991. Mr. Forbes serves on the board of directors of NCI Building Systems, Inc., a publicly traded manufacturer of prefabricated metal buildings. Mr. Forbes is a certified public accountant and has been a director of the Company since 1993. He serves on the Audit Committee and the Executive Committee and is 65 years of age.
James H. Limmer retired from the law firm of Tekell, Book, Matthews & Limmer, L.L.P., in Houston, Texas, in July 2007, where he practiced for 34 years. Tekell, Book, Matthews & Limmer, L.L.P. specializes in all phases of personal injury and property damage defense. Mr. Limmer has been a director of the Company since 1985 and serves on the Compensation Committee and the Nominating and Governance Committee. Mr. Limmer is 67 years of age.
Continuing Class III Directors
The following information is furnished with respect to the Class III directors, who will continue to serve on the Board until the 2011 annual meeting of shareholders and until their respective successors are elected and qualified or until the earlier of their resignation or removal.
Joe R. Davis has been the Chief Executive Officer and Chairman of the Board of Directors of the Company since it was founded in 1985 and also served as President of the Company from its inception until July 25, 2000. Mr. Davis serves on the Executive Committee. Mr. Davis is 66 years of age.
Hugh N. West, M.D., was in private practice in Houston, Texas in the field of diagnostic radiology until his retirement in 1996. Dr. West has been a director of the Company since 1985 and serves on the Compensation Committee and the Nominating and Governance Committee. Dr. West is 63 years of age.

PROPOSAL 2 — TO APPROVE AN AMENDMENT TO THE CONSOLIDATED GRAPHICS, INC.
AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN
The Board and the shareholders of the Company have approved the Incentive Plan. Pursuant to the Incentive Plan, employees of the Company and non-employee directors are eligible to receive awards consisting of stock options, stock appreciation rights (“SARs”), restricted or nonrestricted stock or stock units, cash or any combination of the foregoing. To date, long-term incentive compensation has been awarded in the form of stock options, restricted stock units (“RSUs”) and cash. Stock options granted pursuant to the Incentive Plan may either be incentive stock options within the meaning and subject to the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonqualified stock options. An aggregate of 2,223,420 shares of Common Stock were reserved for issuance pursuant to the Incentive Plan as of March 31, 2009. Of these reserved shares, option awards covering 1,799,776 shares (with a weighted average exercise price of $37.85) and restricted stock unit awards covering 29,375 shares were outstanding, resulting in 394,269 shares being available for future awards at March 31, 2009. As of June 17, 2009, there were approximately 5,879 employees (including executive officers) who were eligible to participate in the Incentive Plan.
As discussed below, the Board has approved a proposed amendment to the Incentive Plan to increase the limit on the number of awards that may be granted in the form of SARs or stock awards, including RSUs, from 62,500 to 112,500 (an increase of 50,000 SARs or stock awards available for grant) underlying shares of Common Stock issuable pursuant to such awards. The Company has previously issued an aggregate of 62,500 RSUs, and therefore there are no awards currently available for issuance as SARs or stock awards. The proposed amendment will not, however, increase the maximum number of shares available for issuance under the Incentive Plan.
This proposed amendment is subject to approval by the shareholders of the Company. A summary description of the material terms of the Incentive Plan is also set forth below. A copy of the Incentive Plan, as amended by the proposed plan amendment, is attached to this Proxy Statement as Appendix A, and incorporated herein by reference. The summary description of the Incentive Plan and the proposed amendment below are qualified in their entirety by reference to the full text of the Incentive Plan, as amended by such proposed amendment.
Proposed Plan Amendment
On June 29, 2009, the Board approved a proposed amendment to the Incentive Plan to increase the limit on the number of awards that may be granted in the form of SARs or stock awards, including RSUs, from 62,500 to 112,500 (an increase of 50,000 SARs or stock awards available for grant) underlying shares of Common Stock issuable pursuant to such awards (the “Plan Amendment”). The Plan Amendment will not increase the maximum number of shares available for issuance under the Incentive Plan. The Plan Amendment is subject to the approval by the shareholders of the Company. If the Plan Amendment is not approved by the shareholders, then the current cap on the issuance of SARs and stock awards of 62,500 will remain in place and the Company will not be able to grant those types of awards under the Incentive Plan in the future.
We believe that alignment of the interests of shareholders and our employees, officers and directors is best advanced through the issuance of equity incentives as a portion of their total compensation. In this way, we reinforce the link between our shareholders and our employees’, officers’ and directors’ focus on personal responsibility, creativity and shareholder returns. We also believe that delivering a portion of their total compensation in the form of long-term equity incentive compensation helps encourage a long-term commitment to the Company and its future growth. Equity compensation also strengthens our ability to attract, motivate and retain employees and non-employee directors with appropriate experience and abilities.
On July 19, 2007, our Incentive Plan was amended by the Board to, among other things, limit the amount of “full-value” awards, such as stock awards, including RSUs, that could be issued under the Incentive Plan to 62,500 shares. Based on the fair market value of our shares of Common Stock at that time, the Board believed that such cap would be sufficient to satisfy the Company’s obligations under the then existing compensation arrangement with our Chief Executive Officer. However, the recent declines in the Company’s stock price caused a greater number of RSUs to be issued to our Chief Executive Officer in April 2009 than had been anticipated in 2007, exhausting the availability of such awards under the Incentive Plan. In addition, the Compensation Committee granted Mr. Davis an additional 35,000 stock options to cover the shortfall between the value of the 25,000 RSUs granted to Mr. Davis in April 2009 and the 39,308 RSUs that he was entitled to receive under his employment agreement. The Company is obligated to issue a certain number of RSUs to Mr. Davis in April 2010 based on a formula tied to the stock price of our shares of Common Stock at a future date, which would be the greater of 12,500 RSUs or that number of RSUs equal to $500,000 divided by the closing price per share of the Company’s stock price on the last trading day prior to April 1, 2010 (see “Executive Compensation — Overall Compensation Philosophy and Policies, Employment Agreement With Joe R. Davis”). Unless we can increase the cap on “full-value” awards to 112,500, the Company may resort to issuing stock options or cash to Mr. Davis in lieu of RSUs. The approval of the First Amendment will more than likely enable the Company to satisfy our obligation to issue RSUs to Mr. Davis in April 2010 as required under his employment agreement.

The Board believes that the proposed Plan Amendment is in the best interest of the Company and its shareholders. THE BOARD THEREFORE RECOMMENDS A VOTE “FOR” THE PROPOSED PLAN AMENDMENT, AND PROXIES THAT ARE RETURNED BUT NOT MARKED TO THE CONTRARY WILL BE SO VOTED. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the proposed Plan Amendment.
Any person who is an employee or non-employee director of the Company and its subsidiaries is eligible to be considered for awards (including SARs and stock awards, such as RSUs) under the Incentive Plan, except that non-employee directors are not eligible to receive incentive stock options, and therefore the executive officers and directors have a direct interest in the increase proposed by the First Amendment since they are participants in the Incentive Plan. The amount of future awards (including SARs and stock awards, such as RSUs) to be granted under the Incentive Plan to current or future directors, officers or employees has not yet been decided and cannot be determined at this time, except as referenced above with respect to our Chief Executive Officer’s employment agreement. Except as set forth in our- compensation agreements, actual awards under the Incentive Plan will typically depend upon a number of factors, including an individual’s potential contribution to the Company’s business, the Company’s compensation practices at the time, retention issues and the Company’s stock price. We believe that, had the proposed Plan Amendment been in effect during fiscal 2009, the amount of awards granted under the Plan would not have been materially different.
The following Plan Benefits table sets forth the benefits and amounts that were received by or allocated to each of the persons or groups indicated below during fiscal 2009 under the Incentive Plan:
PLAN BENEFITS
Amended and Restated Long-Term Incentive Plan

				Restricted Stock
		Stock Option	Restricted	Units Fair
Name and Position	Stock Options	Grant Price(1)	Stock Units	Value(2)
	2009	2009	2009	2009

Joe R. Davis, Chairman of the Board and Chief Executive Officer	450,000	$56.82	12,500	$709,125

Jon C. Biro, Executive Vice President, Chief Financial and Accounting Officer, and Secretary	25,000	$17.16	—	—

Executive Group(3)	475,000	$54.73	12,500	$709,125

Non-Executive Directors Group	62,500	$59.40	—	—

Non-Executive Employee Group	180,000	$18.37	—	—

(1)	Represents the weighted average per share grant price.

(2)	Represents the fair value per share on the grant date.

(3)	Consists of the two named executive officers disclosed above.

Summary Description of Incentive Plan
The Compensation Committee administers the Incentive Plan and, subject to the provisions thereof, is authorized by the Board to (i) determine the type or types of awards made to each participant and the terms, conditions and limitations applicable to each award, such as exercise price, vesting period, forfeiture provisions, expiration date and other material conditions, (ii) interpret the Incentive Plan, (iii) grant waivers of restrictions thereunder and (iv) adopt such rules and regulations as it may deem necessary or appropriate in keeping with the objectives of the Incentive Plan; however, the provisions of Section 422 of the Code govern the issuance of incentive stock options and may not be overridden by the actions of the Compensation Committee. It is intended that awards granted under the Incentive Plan be exempt from taxation under Section 409A of the Code, unless otherwise determined by the Compensation Committee at the time of grant.
Options are rights to purchase a specified number of shares of Common Stock with cash or other shares of Common Stock owned by the optionee or both. Options are exercisable at such time and upon such terms as are determined by the Compensation Committee and, in the case of incentive stock options, in accordance with the provisions of Section 422 of the Code. Options shall not have an exercise price less than 100% of the fair market value of a share of Common stock on the date of grant, nor shall an option be exercisable later than the day before the expiration of ten years from the date of grant. Incentive stock options may be granted to any employee of the Company or its subsidiaries, but not to a non-employee director. SARs are rights to receive, without payment to the Company, cash or shares of Common Stock or both in lieu of the purchase of shares of Common Stock under the related stock options to which the SARs are attached. The strike price of a SAR shall not be less than 100% of the fair market value per share of Common Stock on the date of grant. A restricted stock award is an award of shares of Common Stock that may be subject to a restriction against transfer during a period set by the Compensation Committee or subject to forfeiture provisions. During such period, the participant generally has the right to vote and receive dividends on the shares covered by the restricted stock awards. A restricted stock unit award is an award of the right to receive shares of Common Stock in the future, provided that the participant’s right to payment under the award agreement shall remain subject to a “substantial risk of forfeiture” within the meaning of Section 409A of the Code. Until exercised, participants who have been granted restricted stock unit awards generally do not have the right to vote or receive dividends on the shares covered by the award. If the Plan Amendment is approved, the maximum amount of SARS and stock awards, including RSUs, that may be issued under the Incentive Plan will be 112,500.
Awards under the Incentive Plan are subject to adjustment in the event of a stock dividend, stock split, recapitalization or combination of the Common Stock. In the event of certain mergers, consolidations, plans of exchange or other reorganizations of the Company, outstanding awards under the Incentive Plan are subject to adjustment to reflect the terms of such transaction.
Awards under the Incentive Plan are not transferable except by will or by the laws of descent and distribution or pursuant to a qualified domestic relations order. The Incentive Plan allows for the satisfaction of a participant’s tax withholding in respect of an award by the withholding of cash or shares of Common Stock issuable pursuant to the award or the delivery by the participant of previously owned shares of Common Stock, in either case valued at the fair market value thereof.
The Incentive Plan may be amended by the Board, except that no amendment may be made without shareholder approval to the extent such approval is then required pursuant to Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”) , in order to preserve the applicability of any exemption provided by such rule to any award then outstanding (unless the holder of such award consents) or to the extent shareholder approval is otherwise required, and no amendment that adversely affects any right of a participant with respect to any award previously granted may be made without the consent of the participant.
Certain Federal Tax Consequences
The following is a general summary as of the date of this Proxy Statement of the United States federal income tax consequences associated with the grant of awards under the Incentive Plan. The federal tax laws may change and the federal, state and local tax consequences for any participant will depend upon his or her individual circumstances. Also, this information may not be applicable to employees of foreign subsidiaries or to participants who are not residents of the United States. Participants have been and are encouraged to seek the advice of a qualified tax advisor regarding the tax consequences of participation in the Incentive Plan.

Nonqualified Stock Options
A participant receiving a nonqualified stock option that has been issued with an exercise price not less than the fair market value of the Company’s Common Stock on the grant date will not recognize income and the Company will not be allowed a deduction at the time such an option is granted. When a participant exercises a nonqualified stock option, the difference between the option price and any higher market value of the stock on the date of exercise will be ordinary income to the participant and will be claimed as a deduction for federal income tax purposes by the Company. When a participant disposes of shares acquired by the exercise of the option, any amount received in excess of the fair market value of the shares on the date of exercise will be treated as short-term or long-term capital gain, depending upon whether the participant held the shares for more than one year following the exercise of the option. If the amount received is less than the fair market value of the shares on the date of exercise, the loss will be treated as short-term or long-term capital loss, depending upon whether the participant held the shares for more than one year following the exercise of the option.
Incentive Stock Options
Incentive stock options granted under the Incentive Plan are intended to meet the definitional requirements of Section 422 of the Code for “incentive stock options.” A participant receiving a grant of incentive stock options will not recognize income and the Company will not be allowed a deduction at the time such an option is granted. When a participant exercises an incentive stock option while employed by the Company or its subsidiary or within the three-month (one year for disability) period after termination of employment, no ordinary income will be recognized by the participant at that time (and no deduction will be allowed to the Company) but the excess of the fair market value of the shares acquired by such exercise over the option price will be taken into account in determining the participant’s alternative minimum taxable income for purposes of the federal alternative minimum tax applicable to individuals. If the shares acquired upon exercise are not disposed of until more than two years after the date of grant and one year after the date of transfer of the shares to the participant (statutory holding periods), the excess of the sale proceeds over the aggregate option price of such shares will be long-term capital gain, and the Company will not be entitled to any federal income tax deduction. Except in the event of death, if the shares are disposed of prior to the expiration of the statutory holding periods (a “Disqualifying Disposition”), the excess of the fair market value of such shares at the time of exercise over the aggregate option price (but not more than the gain on the disposition if the disposition is a transaction on which a loss, if sustained, would be recognized) will be ordinary income at the time of such Disqualifying Disposition (and the Company will be entitled to a federal tax deduction in a like amount), and the balance of the gain, if any, will be capital gain (short-term or long-term depending upon whether the participant held the shares for more than one year following the exercise of the option). To the extent that the aggregate fair market value of stock (determined on the date of grant) with respect to which incentive options become exercisable for the first time during any calendar year exceeds $100,000, such excess options will be treated as nonqualified options.
Payment Using Shares
If a participant pays the exercise price of a nonqualified or incentive stock option with previously-owned shares of the Company’s Common Stock and the transaction is not a Disqualifying Disposition, the shares received equal to the number of shares surrendered are treated as having been received in a tax-free exchange. The shares received in excess of the number surrendered will not be taxable if an incentive stock option is being exercised, but will be taxable as ordinary income to the extent of their fair market value if a nonqualified stock option is being exercised. The participant does not recognize income and the Company receives no deduction as a result of the tax-free portion of the exchange transaction. If the use of previously acquired incentive stock option shares to pay the exercise price of another incentive stock option constitutes a Disqualifying Disposition, the tax results are as described in the preceding paragraph. The income treatment will apply to the shares disposed of, but will not affect the favorable tax treatment of the shares received.

Stock Appreciation Rights, Restricted Shares and Restricted Stock Units
Unless a participant makes the election described below with respect to restricted shares granted under the Incentive Plan, a participant receiving a grant of such an incentive award will not recognize income and the Company will not be allowed a deduction at the time such award is granted. While an award remains unvested or otherwise subject to a substantial risk of forfeiture, a participant will recognize compensation income equal to the amount of any dividends received and the Company will be allowed a deduction in a like amount. When an award vests or otherwise ceases to be subject to a substantial risk of forfeiture, the excess of the fair market value of the award on the date of vesting or the cessation of the substantial risk of forfeiture over the amount paid, if any, by the participant for the award will be ordinary income to the participant and will be claimed as a deduction for federal income tax purposes by the Company. Upon disposition of the shares received, the gain or loss recognized by the participant will be treated as capital gain or loss, and the capital gain or loss will be short-term or long-term depending upon whether the participant held the shares for more than one year following the vesting or cessation of the substantial risk of forfeiture. However, by filing a Section 83(b) election with the Internal Revenue Service within 30 days after the date of grant of a restricted shares award, a participant’s ordinary income and commencement of holding period and the deduction will be determined as of the date of grant. In such a case, the amount of ordinary income recognized by such a participant and deductible by the Company will be equal to the excess of the fair market value of the award as of the date of grant over the amount paid, if any, by the participant for the award. If such election is made and a participant thereafter forfeits his or her award, no refund or deduction will be allowed for the amount previously included in such participant’s income.
Deductibility of Executive Compensation
In order for applicable amounts described above to be deductible by the Company (or a subsidiary of the Company), such amounts must constitute reasonable compensation for services rendered or to be rendered and must be ordinary and necessary business expenses. The ability of the Company (or a subsidiary of the Company) to obtain a deduction for future payments under the Incentive Plan could also be limited by the golden parachute payment rules of section 280G of the Code, which prevent the deductibility of certain excess parachute payments made in connection with a change in control of a corporation. Finally, the ability of the Company (or a subsidiary of the Company) to obtain a deduction for amounts paid under the Incentive Plan could be limited by section 162(m) of the Code, which limits the deductibility, for federal income tax purposes, of certain types of compensation paid to certain executive officers of the Company to $1,000,000 with respect to any such officer during any taxable year of the Company.
Taxation of “Nonqualified Deferred Compensation”
Certain of the benefits under the Incentive Plan may constitute “nonqualified deferred compensation” within the meaning of Section 409A of the Code governing “nonqualified deferred compensation plans.” Failure to comply with the requirements of the provisions of Section 409A regarding participant elections and the timing of payment distributions could result in the affected participants being required to recognize ordinary income for federal tax purposes earlier than expected, and to be subject to substantial penalties.
ERISA
The Company believes that the Incentive Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974 (ERISA). The Incentive Plan is not qualified under Section 401(a) of the Code.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT
To the Company’s knowledge, the following table sets forth as of the close of business on June 17, 2009, information with respect to the shares of Common Stock beneficially owned by (i) the named executive officers of the Company, (ii) each of the directors and director nominees of the Company, (iii) all persons known to the Company to be the beneficial owners of 5% or more thereof and (iv) all named executive officers and directors as a group. To the Company’s knowledge, all persons listed have sole voting and investment power with respect to the shares beneficially owned by them, unless otherwise indicated.

	Amount of
	Beneficial Ownership (1)
	Number of	Percentage of
Name of Beneficial Owner	Shares (2)	Class (3)

Joe R. Davis (4)	1,681,217	13.8%
FMR LLC (5)	1,112,960	10.0%
Bank of America Group (6)	895,949	8.0%
Barclays Group (7)	739,607	6.6%
Brady F. Carruth (8)	55,360	*
Gary L. Forbes	47,500	*
James H. Limmer (8)	37,500	*
Hugh N. West, M.D.	37,500	*
Larry J. Alexander	16,089	*
Jon C. Biro	22,100	*
All directors and named executive officers as a group (7 persons)	1,897,266	15.6%

*	Indicates beneficial ownership of less than 1% of the total outstanding shares of Common Stock.

(1)
In accordance with Securities and Exchange Commission (“SEC”) regulations, shares are deemed to be “beneficially owned” by a person if such person directly or indirectly has or shares the power to vote or dispose of the shares, regardless of whether such person has any economic interest in the shares. In addition, a person is deemed to own beneficially any shares of which such person has the right to acquire beneficial ownership within 60 days, including upon exercise of a stock option.

(2)
The shares beneficially owned include options to purchase shares of Common Stock exercisable within 60 days of June 17, 2009, as follows: Mr. Davis-940,000 shares, Mr. Carruth-2,500 shares, Mr. Forbes-27,500 shares, Mr. Limmer-2,500 shares, Dr. West-7,500 shares, Mr. Alexander-12,500 shares, and Mr. Biro-10,000 shares. See “2009 Outstanding Equity Awards at Fiscal Year End” in this proxy statement for details of the stock options held by our executive officers (many of which have exercise prices below the current trading price of our Common Stock).

(3)
The percentage of Common Stock owned by each person has been calculated using the 11,162,667 shares outstanding as of the close of business on June 17, 2009, plus any shares issuable upon exercise of options owned by such person or group that are exercisable within 60 days of such date and deemed to be outstanding pursuant to Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All percentages have been rounded up to the nearest tenth of a percent.

(4)	The address of Mr. Davis is 5858 Westheimer, Suite 200, Houston, Texas 77057.

(5)
The Company obtained a copy of a Schedule 13G filed with the SEC on February 17, 2009 by FMR LLC, 82 Devonshire Street, Boston, Massachusetts 02109, reflecting beneficial ownership of 1,112,960 shares of Common Stock in the aggregate as of December 31, 2008. The Schedule 13G indicates that FMR LLC had sole voting power with respect to 11,160 shares and sole dispositive power with respect to 1,112,960 shares. The filing also reflects that Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC, is the beneficial owner of 1,104,460 shares as a result of acting as investment adviser to various investment companies. Ownership of one investment company, Fidelity Value Fund, amounted to 7.257% of the Company’s outstanding shares. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity and the funds, each has sole power to dispose of the 1,104,460 shares owned by the funds. Neither FMR LLC nor Edward C. Johnson 3d, Chairman of FMR LLC, has the sole power to vote or direct the voting of the shares owned directly by the Fidelity funds, which power resides with the funds’ Boards of Trustees. Pyramis Global Advisors Trust Company (“PGATC”), 53 State Street, Boston, Massachusetts, 02109, an indirect wholly-owned subsidiary of FMR LLC, is the beneficial owner of 8,500 shares as a result of its serving as investment manager of institutional accounts owning such shares. Edward C. Johnson 3d and FMR LLC, through its control of PGATC, each has sole dispositive power over 8,500 shares and sole power to vote or to direct the voting of 8,500 shares of Common Stock owned by the institutional accounts managed by PGATC as reported above. Members of the family of Edward C. Johnson 3d, Chairman of FMR LLC, or trusts for their benefit, own approximately 49% of the voting shares of FMR LLC.

(6)
The Company obtained a copy of a Schedule 13G/A filed with the SEC on February 12, 2009 by Bank of America Corporation, NB Holdings Corporation, Bank of America, NA, BAC North America Holding Company, BANA Holding Corporation, Columbia Management Group, LLC, Columbia Management Advisors, LLC, and Banc of America Investment Advisors, Inc. (collectively, the “Bank of America Group”) reflecting beneficial ownership of 895,949 shares of Common Stock in the aggregate as of December 31, 2008. The Schedule 13G/A indicates that Bank of America Corporation, NB Holdings Corporation, BAC North America Holding Company and BANA Holding Corporation each had shared voting power with respect to 591,037 shares and shared dispositive power with respect to 895,949 shares; Bank of America, NA had sole voting and dispositive power with respect to 131 shares, shared voting power with respect to 590,906 shares and shared dispositive power with respect to 895,818 shares; Columbia Management Group, LLC had shared voting power with respect to 590,768 shares and shared dispositive power with respect to 895,818 shares; Columbia Management Advisors, LLC had sole voting power with respect to 588,018 shares, shared voting power with respect to 2,750 shares, sole dispositive power with respect to 886,658 shares, and shared dispositive power with respect to 9,160 shares; and Banc of America Investment Advisors, Inc. had shared voting power with respect to 138 shares. The address of the Bank of America Group is 100 North Tryon Street, Floor 25, Bank of America Corporate Center, Charlotte, NC 28255.

(7)
The Company obtained a copy of Schedule 13G filed with the SEC on February 5, 2009 by Barclays Global Investors, NA., Barclays Global Investors, Ltd, and Barclays Global Fund Advisors (collectively, the “Barclays Group”) reflecting beneficial ownership of 739,607 shares in the aggregate as of December 31, 2008. The Schedule 13G indicates that Barclays Global Investors, NA. had sole voting power with respect to 236,806 shares and sole dispositive power with respect to 287,340 shares; Barclays Global Investors, Ltd had sole dispositive power with respect to 345 shares and sole dispositive power with respect to 7,409 shares; and Barclays Global Fund Advisors had sole voting power with respect to 317,962 shares and sole dispositive power with respect to 444,858 shares. The address of Barclays Global Investors, NA. and Barclays Global Fund Advisors is 400 Howard St., San Francisco, California 94105. The address of Barclays Global Investors, Ltd is Murray House, 1 Royal Mint Court, London, EC3N 4HH.

(8)
Mr. Carruth has pledged 38,860 shares to a financial institution as collateral for a personal line of credit. There are no outstanding balances on the line. Mr. Limmer has 35,000 shares in a brokerage margin account that may at some future date be used as collateral under such account.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and persons who own more than 10% of a registered class of the Company’s equity securities to file with the SEC and the NYSE certain reports of ownership, changes in ownership and annual statements of beneficial ownership of the Company’s Common Stock. Executive officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all such forms they file. Based solely on a review of the copies of such reports furnished to the Company and/or written representations from certain reporting persons that no other reports were required to be filed with the SEC by such persons, the Company believes that during the 2009 fiscal year all of the Company’s executive officers, directors and greater than 10% shareholders complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act, except that Mr. Carruth, a director, did not timely file a Form 4 to report an acquisition of shares of the Company’s Common Stock on November 12, 2008.
CORPORATE GOVERNANCE INFORMATION
Board of Directors and Committees
As of the date of this Proxy Statement, the size of the Board of Directors was fixed at six members, divided into three classes as described under the caption “Election of Class I Directors” above. Our Board has a standing Executive Committee, Audit Committee, Compensation Committee and Nominating and Governance Committee. The Board may also establish other committees from time to time as necessary to facilitate the management of the business and affairs of the Company and to comply with the NYSE corporate governance rules.
From time to time, the Board may rotate members of the Company’s various committees. At a Board meeting held on May 21, 2009, the Board rotated certain members between the Audit and Compensation Committees. Specifically, Messrs. Limmer and Carruth were elected to the Compensation Committee, and Mr. Alexander and Dr. West were elected to the Audit Committee. Mr. Forbes remained on the Audit Committee.
The Company’s Corporate Governance Guidelines (the “Governance Guidelines”), in compliance with the NYSE corporate governance rules, provide that the Board shall be comprised of a majority of non-management directors that meet the independence requirements of the NYSE. The Company’s non-management directors (Messrs. Alexander, Carruth, Forbes and Limmer and Dr. West) comprise a majority of the Board and each is “independent” for purposes of Section 303A of the NYSE corporate governance rules. The Board has affirmatively determined that the non-management directors had no material business relationships with the Company and otherwise satisfied the criteria for independence of the NYSE. The Board’s determination was based primarily on the directors’ general familiarity with each other and their backgrounds, the fact that no director previously reported a change in circumstances that could affect his independence and a review and discussion of the representations made by the directors in response to various questions regarding each of their (and their family’s) employment and compensation history, affiliations and business and other relationships.
During the fiscal year ended March 31, 2009, the Board met five times and acted by unanimous consent five times. Each of the directors attended all of the meetings of the Board and of each committee on which he served. In addition, pursuant to the Governance Guidelines, directors are expected to attend each annual meeting of shareholders. All of the directors attended the 2008 annual meeting of shareholders.
Pursuant to the Governance Guidelines and the NYSE corporate governance rules, our non-management directors are required to meet in executive sessions held at least quarterly. The presiding director (the “Presiding Director”) of those sessions is elected by the non-management directors. The Presiding Director is also the non-management Board member appointed to receive communications from interested parties, including shareholders, as set forth in “Communications with Directors” below.

Executive Committee
The Executive Committee, currently consisting of Messrs. Davis and Forbes, is charged under its written charter to review, develop and recommend Company strategies and policies to the Board and approve certain acquisition transactions of the Company pursuant to authority delegated by the Board. During the fiscal year ended March 31, 2009, the Executive Committee consisted of Messrs. Davis and Forbes and it met one time.
Audit Committee
The Audit Committee currently consists of Messrs. Alexander and Forbes and Dr. West. The Board has affirmatively determined that each such individual meets the independence and financial literacy requirements of the applicable NYSE corporate governance rules and SEC rules and regulations. The Board has also affirmatively determined that Mr. Forbes qualifies as the Audit Committee “financial expert” as defined in Item 407(d)(5) of Regulation S-K of the Exchange Act.
In addition to certain duties that may be prescribed by the NYSE corporate governance rules and SEC rules and regulations, the Audit Committee is charged under its written charter to, among other things, assist the Board in its oversight of the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements (including the reasonableness and adequacy of disclosure of related person transactions), the qualifications, independence, selection, compensation and performance of the registered independent public accounting firm engaged to conduct the external audit of the Company, and the performance of the Company’s internal audit function. The Audit Committee is also responsible for preparing an audit committee report as required by the SEC for inclusion in this Proxy Statement. During the fiscal year ended March 31, 2009 and prior to the rotation of its Committee members, the Audit Committee consisted of Messrs. Carruth, Forbes and Limmer, and it met five times.
Compensation Committee
The Compensation Committee currently consists of Messrs. Carruth and Limmer, each of whom have been affirmatively determined by our Board to meet the independence requirements of the NYSE corporate governance rules. During the fiscal year ended March 31, 2009 and prior to the rotation of its Committee members, the Compensation Committee consisted of Mr. Alexander and Dr. West, and it met five times and acted by unanimous consent two times.
In addition to certain duties that may be prescribed by the NYSE corporate governance rules and SEC rules and regulations, the Compensation Committee is charged under its written charter with, among other things, overseeing the effectiveness of the Company’s executive compensation policies applicable to the compensation of our directors and executive officers. The Compensation Committee also provides executive administration of the Company’s Incentive Plan and 2008 Annual Incentive Compensation Plan (the “Annual Bonus Plan”). The Compensation Committee has sole authority to retain advisors, including compensation consultants, to assist the Committee with its duties. The Compensation Committee is not authorized by its charter to delegate to anyone the authority to establish any compensation policies or programs for elected officers, including our executive officers, or directors. Our Chief Executive Officer has the authority to establish compensation programs for non-executive officers and makes recommendations for the Compensation Committee’s consideration each year with respect to the appropriate compensation to be paid to our executive officers, including himself. The Compensation Committee is also responsible for reviewing the “Compensation Discussion and Analysis” section of this Proxy Statement and issuing a compensation committee report as required by the SEC for inclusion in this Proxy Statement. See “Executive Compensation - Compensation Discussion and Analysis” below for additional information on the Company’s procedures for the consideration and determination of director and executive officer compensation, as well as the use of compensation consultants in such process.
Compensation Committee Interlocks and Insider Participation
During the 2009 fiscal year, no member of the Compensation Committee was or formerly had been an officer or employee of the Company or any of its affiliates. Also, during the 2009 fiscal year, no executive officer of the Company served on the compensation committee or the board of directors of any other entity which employed as an executive officer, or was otherwise affiliated with, one of the members of the Company’s Board or of its Compensation Committee. Throughout the 2009 fiscal year, the Compensation Committee consisted of Mr. Alexander and Dr. West.

Nominating and Governance Committee
The Nominating and Governance Committee currently consists of Messrs. Carruth and Limmer and Dr. West, each of whom have been affirmatively determined by our Board to meet the independence requirements of the NYSE corporate governance rules. In addition to certain duties that may be prescribed by the NYSE corporate governance rules and SEC rules and regulations, the Nominating and Governance Committee is charged under its written charter with, among other things, assisting the Board in identifying individuals qualified to become Board members, evaluating and recommending for Board selection director nominees for election at each annual meeting of shareholders and generally assisting with filling Board vacancies, reviewing committee structures and member composition. In addition, the Nominating and Governance Committee is responsible for overseeing the process by which significant shareholder relations matters are addressed, including prompt notice to the Nominating and Governance Committee of the Company’s receipt of any significant shareholder communications or shareholder proposals, establishing procedures requiring the Committee to be notified of potential violations and/or requests for waivers to the Company’s Governance Guidelines or Code of Ethics, including approval of related person transactions involving executive officers, directors or their immediate family members, and recommending to the Board any changes deemed necessary to the Company’s insider trading policies, Governance Guidelines or Code of Ethics. Throughout the 2009 fiscal year, the Nominating and Governance Committee consisted of Messrs. Carruth and Limmer and Dr. West and it met one time.
Director Nomination Process
The Nominating and Governance Committee assists the Board by identifying, evaluating and recommending for Board affirmation potential candidates for election to the Board of Directors at each annual meeting of shareholders and, in accordance with our By-Laws, to fill vacancies on the Board that may occur between such annual meetings.
Pursuant to its charter, in reviewing prospective director nominees, the Nominating and Governance Committee considers the NYSE corporate governance rules and other factors such as knowledge of the Company and the printing industry, business experience, and any prior service as a Board member, with no one or more of these factors being deemed to be minimum criteria for qualification or more important than any other factor that the Nominating and Governance Committee may take into account in its discretion. The Nominating and Governance Committee considers director nominees for the Board based on the recommendation of the Chairman of the Board and, if so requested, by the Company’s shareholders subject to and in the manner set forth below under “Shareholder Nominations for Directors.” If necessary, the Nominating and Governance Committee may independently seek candidates and has the authority to retain and compensate consulting firms in connection with that search process. Director candidates identified by the Chairman of the Board, the shareholders or the Nominating and Governance Committee itself will each be evaluated in the same manner and on the same basis by the Nominating and Governance Committee.
For purposes of the election of Class I directors at the Annual Meeting, the Nominating and Governance Committee reviewed the recommendation from Mr. Davis, the current Chairman of the Board, that Messrs. Alexander and Carruth be considered for re-election as Class I directors. No director candidates were submitted by shareholders for the Nominating and Governance Committee’s consideration. Based on the Nominating and Governance Committee’s evaluation of the qualifications of such nominees, taking into consideration the factors described above and relevant elements from the Board’s annual self-assessment, the Nominating and Governance Committee recommended to the Board that Messrs. Alexander and Carruth be nominated for re-election to the Board, which the Board subsequently affirmed.
Shareholder Nominations for Directors
Pursuant to our By-laws, shareholders of the Company may nominate director candidates for election at the annual meeting of shareholders in accordance with the procedures set forth therein. To be properly brought for consideration at the annual meeting of shareholders, in addition to complying with the procedures in our By-laws, such nominations must comply with all of the requirements described under the caption “Shareholder Proposals” below, and must be accompanied by the following information:
•	the name of the nominee and the address and principal occupation or employment of such nominee;

•
description of all arrangements or understandings between the shareholder and each nominee and any person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder;

•	the written consent of each nominee to serve if so elected;

•
any other information related to such person that is required to be disclosed in a proxy statement soliciting proxies for election of directors, or as otherwise required pursuant to Regulation 14A under the Exchange Act; and

•	the name(s) and address(es) of the shareholder(s) making the nomination and the number of shares of the Company’s Common Stock which are owned beneficially by such shareholder(s).
The Nominating and Governance Committee will consider candidates for director nominees properly submitted by shareholders of the Company in the same manner and on the same basis as other recommended nominees, as discussed above under “Director Nomination Process.”
Communications with Directors
Interested parties, including shareholders, wishing to communicate with the non-management directors of the Board may contact the then Presiding Director in the manner set forth on our Web site. Our Presiding Director presides at the regularly scheduled meetings of our non-management directors and is authorized to act on behalf of such directors in accordance with our Governance Guidelines. Currently, our Presiding Director is Gary L. Forbes, who may be contacted at P.O. Box 92496, Austin, Texas 78709.
Availability of Certain Committee Charters and Other Information
The charters for our Audit, Compensation, Nominating and Governance and Executive Committees, as well as our Governance Guidelines and Code of Ethics, can all be accessed, free of charge, on our Web site (www.cgx.com) under “Investor Relations — Governance.” We will provide printed copies of these materials to any shareholder upon request directed to Consolidated Graphics, Inc., Attn: Secretary, 5858 Westheimer, Suite 200, Houston, Texas 77057. We intend to disclose on our Web site any changes to or waivers from the Code of Ethics that are also required under SEC rules and regulations to be disclosed under Item 5.05 of Form 8-K. The information on our Web site is not, and shall not be deemed to be, a part of this Proxy Statement or incorporated into any other filings we make with the SEC.
We also make available on our Web site, free of charge, access to our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports, as well as other documents that we file with or furnish to the SEC pursuant to Sections 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after such documents are so filed with, or so furnished to, the SEC.
Director Compensation — effective April 1, 2008 through February 28, 2009
We paid each of our non-employee directors the following fees:
•	an annual retainer of $25,000, paid quarterly;

•	$1,000 for each Board meeting attended;

•	$1,000 to the chairperson of the Audit Committee for each Audit Committee meeting attended, whether or not the meeting is held on the same day as a meeting of the Board;

•	$500 to each other member of the Audit Committee for each Audit Committee meeting attended, whether or not the meeting is held on the same day as a meeting of the Board; and

•	$500 for each other Board committee meeting attended.
Director Compensation — effective March 1, 2009
Effective as of March 1, 2009, the non-employee directors voluntarily cut their cash compensation for an undetermined length of time at their discretion. The fees payable to such directors following such reductions are currently as follows:
•	an annual retainer of $21,250, paid quarterly;

•	$850 for each Board meeting attended;

•	$850 to the chairperson of the Audit Committee for each Audit Committee meeting attended, whether or not the meeting is held on the same day as a meeting of the Board;

•	$425 to each other member of the Audit Committee for each Audit Committee meeting attended, whether or not the meeting is held on the same day as a meeting of the Board; and

•	$425 for each other Board committee meeting attended.
In May 2008, we granted option awards under the Incentive Plan for the purchase of 12,500 shares of the Company’s Common Stock (at $59.40 per share, the fair market value of such shares on the grant date) to each of our non-employee directors, with such options vesting ratably on each anniversary of the grant date through the fifth anniversary thereof. We do not pay any additional compensation to our employees for serving as directors, but we reimburse all directors for out-of-pocket expenses they incur in connection with attending Board and Board committee meetings or otherwise in their capacity as directors.
The table below summarizes the aggregate compensation paid to our non-employee directors during the year ended March 31, 2009.

	2009 DIRECTOR COMPENSATION TABLE
Name(1)	Fees Paid in Cash	Stock Option Awards(2)	All Other Compensation	Total

Larry J. Alexander	$24,500	$131,710	—	$156,210
Brady F. Carruth	$24,500	$131,710	—	$156,210
Gary L. Forbes	$27,250	$131,710	—	$158,960
James H. Limmer	$25,250	$131,710	—	$156,960
Hugh N. West, M.D.	$25,000	$131,710	—	$156,710

(1)
Mr. Davis is not included in this table as he is an employee and is not entitled to receive additional compensation for his services as a director, other than reimbursement of certain out-of-pocket expenses. The compensation Mr. Davis received in fiscal 2009 is shown in the 2009 Summary Compensation Table.

(2)
Reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended March 31, 2009 in accordance with Statement of Financial Accounting Standards No. 123(R), Share-Based Payment, (“SFAS 123(R)”) issued by the Financial Accounting Standards Board. As of March 31, 2009, outstanding options to purchase shares of Common Stock (and the related exercise price) held by our non-employee directors were as follows: Mr. Alexander — 10,000 shares at $19.67 and 12,500 shares at $59.40, Mr. Carruth — 12,500 shares at $59.40, Mr. Forbes — 25,000 shares at $16.50 and 12,500 shares at $59.40, Mr. Limmer - 12,500 shares at $59.40, and Dr. West — 5,000 shares at $16.50 and 12,500 shares at $59.40.

EXECUTIVE OFFICERS
The names, ages, position and other information with respect to our named executive officers are set forth below.

Name	Age	Position

Joe R. Davis	66	Chief Executive Officer

Jon C. Biro	43	Executive Vice President, Chief Financial and
		Accounting Officer, Treasurer and Secretary
Joe R. Davis has been the Chief Executive Officer and Chairman of the Board of Directors since the Company was founded in 1985. Please refer to the caption “Proposal for Election of Class I Directors — Continuing Class III Directors” above for additional information with respect to Mr. Davis’ background and experience.
Jon C. Biro has been Executive Vice President, Chief Financial and Accounting Officer, and Secretary of the Company since January 2008. Mr. Biro is a certified public accountant. Prior to that time, Mr. Biro was employed as the Chief Financial Officer and Treasurer of ICO, Inc., a publicly traded company, and was employed by a predecessor of PricewaterhouseCoopers LLP. Mr. Biro serves on the board of directors and audit committee of Aspect Medical Systems, Inc., a publicly traded anesthesia monitoring medical device manufacturer. Mr. Biro is 43 years of age.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis
This Compensation Discussion and Analysis addresses the following topics:
•	the structure and responsibilities of the Compensation Committee of the Board;

•	the Compensation Committee process;

•	overall compensation philosophy and policies;

•	the components of our executive officer compensation program; and

•	compensation paid to our executive officers (as defined below) for fiscal year 2009.
Structure and Responsibilities of the Compensation Committee
Compensation Committee Members and Independence
Throughout the 2009 fiscal year, the Compensation Committee consisted of Mr. Alexander and Dr. West. However, Brady F. Carruth and James H. Limmer are the current members of the Compensation Committee. Mr. Limmer, who has served on our Board of Directors for approximately 24 years, is the current chairman of the Compensation Committee. Each member of the Compensation Committee is an “independent director” and “non-employee director” in accordance with the rules of the SEC and the listing standards of the NYSE, as applicable.
Responsibilities of Committee
There are three primary purposes of the Compensation Committee: (1) to discharge the Board’s responsibilities relating to compensation of our executive officers and directors; (2) to issue annual reports of the Compensation Committee relating to our compensation discussion and analysis for inclusion in the proxy statements for our annual meetings; and (3) to provide executive administration of the Company’s incentive compensation plans, including recommending to the Board any necessary amendments to existing plans or adoption of new incentive compensation plans. The Compensation Committee operates under a written charter adopted by the Board. A copy of the charter is available at www.cgx.com under “Investor Relations — Corporate Governance.” Pursuant to the charter, the Compensation Committee has the resources necessary to discharge its duties and responsibilities, including the authority to retain outside counsel or other experts or consultants as it deems necessary. The following functions are among the key responsibilities and duties of the Compensation Committee, as set forth in the charter:
•	negotiate, and recommend for approval by the Board, definitive employment and related agreements with the Chief Executive Officer of the Company;

•	in conjunction with the Chief Executive Officer, negotiate and recommend for approval by the Board, definitive employment agreements with other executive officers;

•	based on input from all directors, establish both general and specific goals and objectives for the Company which are relevant to the compensation of the Chief Executive Officer;

•
in consultation with the Chief Executive Officer, establish both general and specific goals and objectives for the Company which are relevant to the compensation of any other executive officers, if applicable;

•
as required under the terms of any definitive employment agreement(s) with the Chief Executive Officer and any other executive officers, establish target compensation levels based on the established goals and objectives;

•
following the end of each fiscal year, evaluate the Chief Executive Officer based upon performance in relation to established goals and objectives, and approve annual and long-term compensation for such individual, taking various factors into account, including, at the discretion of the Compensation Committee, terms and conditions of employment, expectations of future contribution to the Company, consideration of the Company’s performance and shareholder return, the value of similar incentive awards to the similar position in similar companies, applicable tax laws, and other factors deemed relevant by the Compensation Committee;

•
following the end of each fiscal year, in consultation with the Chief Executive Officer, evaluate any other executive officers based on performance in relation to established goals and objectives, and approve annual and long-term compensation for such individuals, taking various factors into account at the discretion of the Compensation Committee, including terms and conditions of employment, expectations of future contribution to the Company, consideration of the Company’s performance and shareholder return, the value of similar incentive awards to similar positions in similar companies, applicable tax laws, and other factors deemed relevant by the Compensation Committee;

•
determine the types of awards or grants made to each participant of the Company’s incentive compensation plans and the terms, conditions and limitations, including performance goals, applicable to each award and grant, as well as to determine if such terms, conditions and limitations, including performance goals, have been satisfied;

•	interpret the Company’s incentive compensation plans and, as needed, grant waivers of restrictions thereunder;

•
review and recommend for approval by the Board and pursuant to the Company’s incentive compensation plans, any amendments to such incentive compensation plans as may be deemed appropriate by the Compensation Committee;

•	review and recommend for approval by the Board any new incentive compensation plans as may be deemed appropriate from time to time by the Compensation Committee;

•
adopt such rules and regulations as the Compensation Committee may deem necessary or appropriate in keeping with the objectives of the Company’s incentive compensation plans and in keeping with compliance of applicable regulatory codes;

•	review and discuss with Company management the Company’s annual compensation discussion and analysis, and if appropriate, recommend its inclusion in the Company’s annual proxy statement;

•	issue the report of the Compensation Committee for inclusion in the Company’s annual proxy statement;

•	review and recommend to the Board appropriate compensation for members of the Board and its committees;

•	review and evaluate annually the adequacy of the Compensation Committee charter and report to the Board thereon;

•	review and evaluate annually the performance of the Compensation Committee and report to the Board thereon.
The Compensation Committee Process
Committee Meetings
The Compensation Committee meets as often as necessary to perform its duties and responsibilities and works with management to establish the agenda for each meeting. The Compensation Committee held seven meetings and took action by unanimous written consent two times during fiscal year 2009 and has held one meeting thus far during fiscal year 2010.
The Compensation Committee typically meets at least annually with our Chief Executive Officer and, where appropriate and as needed, other management, legal counsel and other outside advisors. The Compensation Committee also meets as needed in executive sessions without management, including at least annually, to evaluate the performance of our Chief Executive Officer and any other executive officers, to determine their non-equity incentive compensation and/or discretionary bonuses for the prior fiscal year. The Compensation Committee will also meet as necessary in connection with establishing or negotiating the parameters of any new employment or other compensation agreements with our executive officers.

The Compensation Committee typically receives and reviews materials in advance of each meeting. These materials include information that our management believes will be helpful to the Compensation Committee, as well as materials that the Compensation Committee has specifically requested. Depending on the agenda for the particular meeting, this information may include:
•	financial reports on year-to-date performance versus prior year performance;
•	the Chief Executive Officer’s proposals for salary, non-equity incentive compensation and/or discretionary bonuses and long-term incentive compensation for himself and any other executive officers;
•
materials setting forth the total compensation of the Chief Executive Officer and any other executive officers, including base salary, cash incentives, vested and unvested equity awards, value of benefits and perquisites, and amounts payable to these executives upon voluntary or involuntary termination or following a change-in-control of the Company; and

•	reports from compensation consultants engaged by the Compensation Committee in connection with the negotiation of any executive employment agreements, as applicable.
Role of the Executive Committee
Pursuant to the charter of the Executive Committee of the Board of Directors, such committee, among other duties and responsibilities, designates the Company’s “executive officers” for purposes of disclosures required by the SEC. In this respect, the members of the Executive Committee consider the definition of “executive officer” in Rule 3b-7 of the Exchange Act, and based on their knowledge and familiarity of the Company, its operations, and members of the Company’s management team, as well as input from the Company’s Chief Executive Officer, determine in their best business judgment which individuals have responsibilities and perform at the “executive officer” level in accordance with the meaning and intent of Rule 3b-7 of the Exchange Act. For the fiscal year ended March 31, 2009, the Executive Committee designated Joe R. Davis, Chairman of the Board and Chief Executive Officer, and Jon C. Biro, Executive Vice President, Chief Financial and Accounting Officer, Treasurer and Secretary, as the Company’s “executive officers”.
Management’s Role in the Compensation-Setting Process
The Chief Executive Officer of the Company plays a key role in the executive compensation-setting process. The most significant aspects of his role are:
•	recommending annual base salary, equity and non-equity incentive compensation and discretionary bonus levels for himself and the other executive officers of the Company;
•	recommending business performance targets and objectives for approval by the Compensation Committee in connection with incentive compensation plans; and
•	evaluating other executive officer performance.
Compensation Consultants
From time to time, the Compensation Committee may engage compensation consultants in connection with the executive compensation process. Most recently, in connection with the negotiation of the employment agreement entered into with Mr. Davis on May 22, 2008 (see “Overall Compensation Philosophy and Policies — Employment Agreement with Joe R. Davis” below), the Compensation Committee retained the advisory services of Cogent Compensation Partners, Inc. (“Cogent”), an executive compensation consulting firm. Specifically, Cogent was retained by the Compensation Committee to, among other things, review the Chief Executive Officer’s proposed employment agreement and provide independent assessment of the proposal related to market practices. Cogent also reviewed the Company’s then existing Incentive Plan, and provided recommendations related to the creation of a new annual cash incentive plan that would comply with the requirements of Code Section 162(m) (and therefore awards thereunder would be tax deductible by the Company). This compensation consultant was independent of the Company, reported directly to the Compensation Committee and had no other business relationships with us other than to assist the Compensation Committee with the executive compensation process.

Overall Compensation Philosophy and Policies
Our compensation philosophy regarding members of the Board and the Company’s executive officers is to maintain compensation policies which align compensation with the Company’s overall business strategy, values and management initiatives. The policies are intended to (1) reward individuals for long-term strategic management and enhancement of shareholder value; (2) support a performance-oriented environment that rewards achievement of internal Company goals and recognizes the Company’s performance compared to the performance of similarly situated companies; (3) attract and retain individuals whose abilities are considered essential to the long-term future and competitiveness of the Company; and (4) align the financial interests of the Company’s directors and executive officers with those of the shareholders.
As a way to ensure that all parties have a clear “meeting of the minds”, as well as to assure that the objectives of our compensation philosophy are best able to be achieved, it has been our practice to enter into employment agreements with our executive officers.
Employment Agreement with Joe R. Davis
We entered into an employment agreement with Mr. Davis on May 22, 2008 as a result of a negotiated process described in our 2008 proxy statement, which we filed with the SEC on July 3, 2008. The employment agreement was negotiated and approved by the Compensation Committee. With the approval of the Compensation Committee, that employment agreement was subsequently amended and restated on December 29, 2008, primarily to comply with Section 409A of the Code and to remove certain contractual restrictions on the ability of Mr. Davis to sell the underlying shares issuable upon the exercise of 600,000 stock options, as well to make certain other ministerial clarifications. Other than the removal of such sales restrictions, the terms of his current employment agreement are substantially similar to the terms and provisions of the employment agreement entered into on May 22, 2008.
The employment agreement is effective until May 22, 2013, provided that it will thereafter be automatically extended for five (5) consecutive one (1) year terms unless the Company provides ninety (90) days’ notice to Mr. Davis that the employment agreement will not be extended. Notwithstanding the foregoing, the employment period under the employment agreement is set to expire on the tenth anniversary of its effective date, or May 22, 2018, unless otherwise terminated earlier in accordance with its terms. Key compensation provisions of the employment agreement pursuant to which Mr. Davis was compensated in fiscal 2009 include the following:
•	Base annual salary of not less than $750,000, subject to an annual review by our Board;
•
Eligibility to participate in the Annual Bonus Plan, with an annual target bonus award level equal to 100% of his annual base salary for a stated performance period, determined by reference to certain performance measures set by the Compensation Committee. For fiscal 2009, the maximum bonus that could be earned pursuant to such award, subject to achievement of certain stated performance measures, was 225% of Mr. Davis’ annual base salary base. However, no bonus was earned under that award.

•
A one-time grant of options on May 22, 2008 to purchase 450,000 shares of the Company’s Common Stock at an exercise price equal to the stock’s closing price on the date of grant ($56.82 per share), vesting in annual increments of 20% over five years;

•
Annual grants of restricted stock unit awards on April 1, 2009 and April 1, 2010 of at least 12,500 shares each or such greater number as may be determined by dividing a number determined by the Compensation Committee, which shall not be less than $500,000, by the stock price, vesting over a period of no greater than five (5) years and no less than three (3) years, and certain severance benefits as discussed below.

Under the terms of his employment agreement, Mr. Davis is subject to a confidentiality covenant that will survive his termination of employment, and he may not compete or interfere with the Company’s business during his employment and for one year period thereafter unless Mr. Davis is terminated during the three year period following a change in control as discussed below.

Employment Agreement with Jon C. Biro
The Company entered into an employment agreement (and related change in control agreement) with Jon C. Biro, effective as of January 14, 2008, to serve as our Executive Vice President, Chief Financial and Accounting Officer, Treasurer and Secretary through August 31, 2013, unless terminated earlier pursuant to its terms. The terms of those agreements were negotiated between Mr. Biro and Mr. Davis and were approved by the Compensation Committee. With the approval of the Compensation Committee, those agreements were subsequently amended and restated on December 9, 2008, primarily to comply with Section 409A of the Code and to make certain ministerial clarifications. Mr. Biro’s employment and change in control agreements are substantially similar to the agreements entered into effective January 14, 2008. Key compensation provisions of the employment agreement pursuant to which Mr. Biro was compensated in fiscal 2009 include the following:
•	Base annual salary of not less than $250,000;
•
Annual discretionary bonus based principally on Mr. Davis’ judgment of Mr. Biro’s performance and contribution to the Company, but nevertheless subject to the review and approval of the Compensation Committee or the Board;

•
An initial grant of options on January 14, 2008 to purchase 50,000 shares of the Company’s Common Stock at an exercise price of $40.99 per share, vesting ratably over a five year period through January 14, 2013, and certain severance benefits as discussed below.

Under the terms of his employment agreement, Mr. Biro is not permitted to compete or interfere with the Company’s business during his employment and for one year thereafter (generally regardless of the circumstances resulting in Mr. Biro’s termination of employment).
Components of Executive Compensation
The primary components of our executive compensation programs are annual base salaries, annual non-equity incentive compensation and discretionary cash bonuses and long-term equity incentive compensation. Under our current compensation structure, the Compensation Committee has not specifically allocated the mix of base salary, non-equity incentive compensation, discretionary cash bonuses and long-term equity compensation as targeted percentages of total compensation. There are no indirect or deferred compensation components to our executive compensation programs, other than limited perquisites available generally to all employees of the Company. The Compensation Committee does not use benchmarking to set any components of executive compensation. However, the Compensation Committee may from time to time review publicly available information to evaluate compensation for its executive officers.
Base Salary
The base salary paid to our named executive officers in fiscal 2009 is set forth in the following table:

2009 Base Salary

Joe R. Davis, Chief Executive Officer(1)	$740,625

Jon C. Biro, Executive Vice President, Chief Financial and Accounting Officer, Treasurer and Secretary	$250,000

(1)	Mr. Davis’ listed annual base salary reflects his voluntary reduction in monthly salary as described below.
Each of these amounts was determined and paid in accordance with the respective employment agreements of such executive officers in effect during such period, as previously discussed. However, Mr. Davis voluntarily cut his monthly salary by 15%, effective March 1, 2009, due to the current economic environment and the state of the commercial printing industry. Similarly, Mr. Biro voluntarily cut his monthly salary by 10%, effective May 1, 2009. The voluntary salary reductions of Messrs. Davis and Biro are for indeterminate periods of time, at each executive officer’s discretion.
Annual Non-Equity Incentive Compensation Awards/Discretionary Bonuses
Pursuant to the terms of his employment agreement, Mr. Davis was granted an annual incentive award agreement in May 2008 under the Annual Bonus Plan for the fiscal 2009 performance period. The maximum bonus that could be earned under such award for that performance period, subject to achievement of the various performance measures stated therein, was 225% of Mr. Davis’ annual base salary base. Due to the year-over-year earnings decline for the performance period, Mr. Davis was not eligible to receive a bonus under such award.

As contemplated under Mr. Davis’ employment agreement, the Compensation Committee granted Mr. Davis a non-equity incentive compensation award for the fiscal 2010 performance period. The award was granted under the Annual Bonus Plan approved last year by shareholders, and the payment of a cash bonus is conditioned on the achievement of certain performance measures intended to comply with Code Section 162(m), which would allow such payments to be deducted by the Company as compensation expense. The Compensation Committee utilized the same performance measures set forth in the award granted to Mr. Davis for the fiscal 2009 performance period, which are based on reaching various target levels of earnings per share growth pursuant to which Mr. Davis could earn between 50% and 150% of his annual base salary. Then, depending on achievement of various established target levels of return on equity, his potential bonus would be subject to an upward or downward adjustment based on a modifier ranging from 0.5x to 1.5x. Mr. Davis will not receive an award under his annual incentive award agreement if the Company experiences an earnings per share decline. The established performance goals are set forth below.

Annual	% of	Annual Return
EPS Growth	Base Salary	on Equity	Modifier

0 – 9.99%	50%	< 8.99%	0.50

10 – 19.99%	75%	9 – 10.99%	0.75

20 – 29.99%	100%	11 – 12.99%	1.00

30 – 39.99%	125%	13 – 14.99%	1.25

≥ 40%	150%	≥ 15%	1.50
By linking these performance measures in calculating the Chief Executive Officer’s potential annual bonus, the Compensation Committee believes that Mr. Davis interests will be aligned with those of our shareholders because it will cause the executive to focus on long-term capital management, and not solely on maximizing short-term results. Mr. Davis’ targeted annual bonus award is equal to 100% of his annual base salary but, depending on the growth of the Company’s earnings per share and the Company’s return on equity as set forth above, Mr. Davis would have the ability to earn a bonus equal to 225% of his annual base salary, which the Compensation Committee believes is reasonable and competitive.
Upon recommendation by the Chief Executive Officer for recognition of Mr. Biro’s contributions during fiscal 2009, consideration of the Company’s performance, and the value of similar incentive awards to executives in similar positions at similar companies, the Compensation Committee approved a discretionary cash bonus award to Jon C. Biro of $75,000 for fiscal 2009.
Equity Incentive Compensation Awards
The Compensation Committee believes that equity incentive compensation is one of the most effective means of creating a link between the compensation provided to our employees, including executive officers, and gains realized by our shareholders. Specifically, such compensation is viewed as an effective incentive vehicle because:
•
equity incentive compensation helps to align the interests of our executive officers with those of the Company’s shareholders, foster executive officer stock ownership, and contribute to the focus of the executive officers on increasing value for the Company’s shareholders; and

•	the vesting period encourages retention of the executive officers.
The Company does not have any program, plan or obligation to grant equity compensation to executive officers, other than grants set forth in the executive officers’ employment agreements, or to our directors on specified dates. However, our Compensation Committee follows a policy of not granting equity incentives when material non-public information exists that may affect the short-term price of our common stock. The Compensation Committee has the authority and discretion to grant equity compensation to the Company’s employees, including the executive officers, from time to time.

The equity incentive compensation awards granted to our named executive officers under our Incentive Plan during fiscal 2009 were as follows:

			2009 Restricted
	2009 Stock Option Awards		Stock Unit Awards	Grant Date
	Shares	Exercise Price	Shares	Fair Value (1)

Joe R. Davis, Chief Executive Officer	450,000	$56.82	12,500	$12,036,255

Jon C. Biro, Executive Vice President, Chief Financial and Accounting Officer, Treasurer and Secretary	25,000	$17.16	—	$196,250

(1)
The grant date fair value is computed in accordance with SFAS No. 123(R), based on the closing market price of our Common Stock ($56.73) on the date of grant in the case of restricted stock unit awards granted to Mr. Davis and a closing market price of our Common Stock ($56.82) on the date of grant in the case of stock option awards granted to Mr. Davis and a closing market price of our Common Stock ($17.16) on the date of grant in the case of stock option awards granted to Mr. Biro.

The equity compensation grant received by Mr. Davis during fiscal 2009 was awarded in connection with the terms of his then current employment agreement. The equity compensation received by Mr. Biro was a discretionary grant, based on Mr. Davis’ recommendation, to recognize the Company’s expectations of Mr. Biro’s future contributions to the Company and considering the terms and conditions of Mr. Biro’s employment, the value of similar incentive awards to executives in similar positions at similar companies, applicable tax laws, and other factors deemed relevant by the Compensation Committee.
Additional Benefits Pursuant to Employment Agreements
The employment agreements entered into with our executive officers, Messrs. Davis and Biro, entitle such individuals to participate in the health and welfare benefit programs we make generally available to our other employees during their employment with us and, in certain cases discussed below, following their separation from the Company.
Severance, Death and Disability Benefits for Current Executive Officers
Our philosophy is to provide certain severance benefits to our executive officers through the terms and conditions of their employment agreements, generally as protection for such individuals against the unexpected loss of income and benefits in the event we terminate them without “cause” or they resign for “good reason”, as such terms are defined in the respective employment agreements. We also provide certain benefits to our executive officers under their employment agreements in the event that their termination results from death or disability.
In respect of Mr. Davis, his employment agreement will terminate on the first to occur of May 22, 2018 or on his death, disability or resignation or termination by us. If the employment agreement terminates because of Mr. Davis’ death, disability or his resignation for good reason or termination by us without cause, and such termination does not occur during the three year period following a change in control (please see “Change in Control” below), then we will be obligated to deliver to Mr. Davis (or his estate) (i) a lump sum payment in an amount equal to four (4) times his annual base salary in effect immediately prior to the termination and (ii) an amount equal to his bonus earned under the Annual Bonus Plan for the fiscal year in which the termination occurs based on the attainment of applicable performance goals for such bonus, prorated based on the number of days he was employed during the fiscal year. In addition, we will be required to (i) accelerate vesting of any unvested equity awards held by Mr. Davis and (ii) remove all restrictions on equity awards held by him, whether or not exercised before or after such termination date. Mr. Davis’ recent voluntary salary reduction will not affect the Company’s severance obligations under his employment agreement.
If Mr. Davis’ employment is terminated for cause or he resigns without good reason, he will be entitled to payment of his annual base salary through the termination date, as well as payment of any other amounts owed to him as of such date. Furthermore, any unvested awards shall be cancelled or forfeited on the termination date, and all sales restrictions on equity awards held by Mr. Davis will remain in place and will only be removed in accordance with the terms of such awards.

In respect of Mr. Biro, should he be terminated without cause or resign for good reason, then he will be entitled to a lump sum payment equal to his annual base salary, and receive benefits under the Company’s welfare plans at its expense (other than costs payable by him as a participant) for a one-year period, plus should he resign for good reason, die or become disabled, then he (or his estate) will be entitled to immediate vesting of any outstanding equity compensation awards and release of any restrictions thereon, as well as delivery or payment of other awards granted to him prior to such event. As with Mr. Davis, Mr. Biro’s recent voluntary salary reduction will not affect the Company’s severance obligations under his employment agreement.
If Mr. Biro’s employment is terminated due to his death or disability, he resigns without good reason or is terminated for cause, he will be entitled to payment of his annual base salary through the termination date, as well as payment of any other amounts owed to him as of such date.
Based on a hypothetical termination event, other than a termination in connection with a change in control, obligating us to provide the maximum severance benefits possible and a hypothetical termination date of March 31, 2009, the estimated severance benefits for our current named executive officers are set forth in the table below. The actual amounts to be paid or incurred can only be determined at the time of such executive’s actual separation from the Company.

					Healthcare and	Fair Market Values of
					Other Insurance	Accelerated Equity
	Base Salary		Bonus		Benefits	Compensation(3)	Total

Joe R. Davis, Chief Executive Officer(1)	$3,000,000	(2)	$750,000	(2)	—	$373,650	$4,123,650

Jon C. Biro, Executive Vice President, Chief Financial and Accounting Officer, Treasurer and Secretary	$250,000	(2)	—		$3,707	—	$253,707

(1)
The severance benefits are calculated based on the terms of Mr. Davis’ employment agreement, assuming he was entitled to the payment of a bonus under the Annual Bonus Plan equal to his targeted bonus award of 100% of annual base salary.

(2)	Payable in lump sum payments.

(3)
Determined based on the closing price of the Company’s Common Stock ($12.72) on March 31, 2009 and, for Mr. Davis, accelerated vesting of a stock option granted to Mr. Davis to purchase 450,000 shares of the Company’s Common Stock at an exercise price of $56.82 per share and of 29,375 restricted stock units and, for Mr. Biro, accelerated vesting of stock options to purchase (i) 50,000 shares of the Company’s Common Stock at an exercise price of $40.99 per share and (ii) 25,000 shares of the Company’s Common Stock at an exercise price of $17.16 per share. This table does not, however, include the accelerated vesting of a stock option award granted to Mr. Davis (in lieu of RSUs) to purchase 35,000 shares at an exercise price of $15.96 per share or an RSU award for 25,000 shares issued to Mr. Davis, in each case, granted subsequent to March 31, 2009.

Retirement Plans
We maintain a 401(k) plan pursuant to which our named executive officers may contribute. We do not make any matching or discretionary contributions on behalf of our employees, including executive officers.
Change in Control
Our executive officers have been materially responsible for building our Company into the successful enterprise it is today, and will continue to be vital to its future success, and we believe that it is important to protect them in the event of a change in control. Further, it is our belief that the interests of our executive officers should be aligned with our shareholders, and providing change in control benefits should eliminate, or at least reduce, their reluctance to pursue potential change in control transactions that may be in the best interests of shareholders. Each of our executive officers, Mr. Davis and Mr. Biro, has entered into written employment and change in control agreements generally providing certain assurances of continued employment following a change in control of the Company or, alternatively, change in control termination benefits. Mr. Davis’ employment agreement integrates his change in control agreement, while Mr. Biro has executed a change in control agreement that is separate from his employment agreement.

A “change in control” will generally be deemed to have occurred on any of the following: (1) a merger or consolidation of our Company with any other entity that results in less than a majority of the combined voting power of our then outstanding voting securities (or of such other legal entity) immediately after such transaction being held in the aggregate by holders of our voting securities immediately prior to such transaction or such voting power is not held by substantially all of such holders in substantially the same proportions relative to each other; (2) the sale of all or substantially all of our assets to another person or entity, of which less than a majority of the combined voting power of the then outstanding voting securities of such other person or entity is held in the aggregate by the holders of voting securities of the Company immediately prior to such sale or such voting power is not held by substantially all of such holders in substantially the same proportions relative to each other; (3) the dissolution or liquidation of our Company; (4) any person or entity together with its affiliates becoming, directly or indirectly, the beneficial owner of voting securities representing 50% or more, in the case of Mr. Biro, or 20% or more, in the case of Mr. Davis, of the total voting power of the then outstanding voting securities of our Company or (5) with certain exceptions, if in a one year period individuals who at the beginning of such period constitute the directors of the Company cease for any reason to constitute at least a majority of the directors of the Company.
The current employment and change in control agreements for Messrs. Davis and Biro provide each of them with certain employment and minimum compensation rights for three years, in the case of Mr. Davis, and two years, in the case of Mr. Biro, following the occurrence of a change in control of the Company. Termination benefits will be paid following a change in control, in the case of Mr. Davis, upon his death or disability, his resignation for good reason or his termination by the Company without cause and, in the case of Mr. Biro, upon his death, his resignation under certain circumstances or his termination by the Company without cause, as set forth in their respective agreements. The cash components of any change in control termination benefits for our executive officers would be paid in lump-sum amounts based on multiples of their respective highest paid annual base salaries (as set forth in their respective employment and/or change in control agreements) plus, in the case of Mr. Davis, a lump sum amount equal to his then targeted bonus award, prorated for any partial year based on the number of days he was employed during such year. Specifically, Mr. Davis (or his estate) would be entitled to the aggregate base salary he would have received from the termination date through May 22, 2018, but in no event less than six (6) times such annual base salary, and Mr. Biro would be entitled to two (2) times his base salary. The Company believes that the bonus amounts payable to Mr. Davis and Mr. Biro will be deductible under Revenue Ruling 2008-13, because they are contingent upon the occurrence of a change in control. The Company also anticipates that such bonus payment formula will generally preserve the federal income tax deductibility of bonus payments under Section 162(m) of the Code.
Additional change in control termination benefits under their current agreements include continuation of health and other insurance benefits (or a lump-sum payment in lieu thereof) for up to three years, in the case of Mr. Davis, and up to two years, in the case of Mr. Biro, and immediate vesting of all previously granted but not as yet vested equity awards held by them, removal of any restrictions on all previously granted equity awards and payment or delivery of other awards granted to them prior to the termination.
Mr. Davis’ employment agreement also provides for immediate vesting of equity awards held by him and the removal of restrictions on previously granted equity awards immediately prior to the occurrence of a change in control in certain circumstances, as well as immediate vesting of all stock options granted to him upon certain trigger dates, which generally means the third business day immediately preceding (i) the expiration date of a tender or exchange offer by any person (with certain exceptions) pursuant to which such person would be the beneficial owner of 10% or more of the Company’s common stock or (ii) the record date for determining shareholders entitled to notice of and to vote at an annual or special meeting of shareholders at which at least two persons are standing or have been nominated for election as directors of the Company that were not approved by a vote of at least two-thirds of the members of the Board then in office, with certain exceptions.
Furthermore, with respect to Mr. Davis, if his employment is terminated for any reason during the three year period following a change in control, the non-competition and non-solicitation covenants in his employment agreement will terminate upon the termination date.
In addition, the executive officers would be paid a tax gross-up for any excise taxes imposed by Section 4999 of the Code. It is the Company’s intent not to extend tax gross-ups to future compensation agreements, including any renewals or extensions of existing employment or change in control agreements, with executive officers or other employees.

Based on a hypothetical change in control event obligating us to provide the maximum change in control termination benefits possible and a hypothetical change in control date of March 31, 2009, the change in control termination benefits for our current named executive officers are set forth below. The actual amounts to be paid or incurred can only be determined at the time of such executive’s actual separation from the Company.

			Healthcare and Other	Fair Market Values of
			Insurance	Accelerated Equity	Tax
	Base Salary	Bonus	Benefits	Compensation(2)	Gross-Up	Total

Joe R. Davis, Chief Executive Officer(1)	$6,860,959	$750,000	$12,303	$373,650	$3,029,639	$11,026,551

Jon C. Biro, Executive Vice President, Chief Financial and Accounting Officer, Treasurer and Secretary	$500,000	—	$7,415	—	—	$507,415

(1)
The change in control termination benefits are calculated based on the terms of Mr. Davis’ employment agreement, assuming he was entitled to the payment of a bonus under the Annual Bonus Plan equal to his targeted bonus award of 100% of annual base salary.

(2)
Determined based on the closing price of the Company’s Common Stock ($12.72) on March 31, 2009 and, for Mr. Davis, accelerated vesting of a stock option granted to Mr. Davis to purchase 450,000 shares of the Company’s Common Stock at an exercise price of $56.82 per share and 29,375 restricted stock units and, for Mr. Biro, accelerated vesting of stock options to purchase (i) 50,000 shares of the Company’s Common Stock at an exercise price of $40.99 per share and (ii) 25,000 shares of the Company’s Common Stock at an exercise price of $17.16 per share. This table does not, however, include the accelerated vesting of a stock option award granted to Mr. Davis (in lieu of RSUs) to purchase 35,000 shares at an exercise price of $15.96 per share or an RSU award for 25,000 shares issued to Mr. Davis, in each case, granted subsequent to March 31, 2009.

Perquisites and Other Benefits
The Compensation Committee reviewed perquisites provided to our executive officers in 2009. There were no perquisites in 2009 requiring disclosure pursuant to applicable SEC rules.
Effect of Internal Revenue Code Section 162(m)
Section 162(m) of the Internal Revenue Code generally disallows a deduction to public companies to the extent of excess annual compensation over $1 million paid to certain executive officers, except for qualified performance-based compensation. For fiscal 2009, the Company has determined that its executive officer compensation did not exceed the $1 million limitation under Section 162(m).
Effect of SFAS 123(R)
Under SFAS 123(R), the Company is required to record stock compensation expense related to unvested equity awards based on fair value at date of grant. As a result, it is possible that the Company will incur compensation expense for equity awards that are never realized by a grantee due to changes in value subsequent to the date of grant.
Our policies regarding trading in our securities by our executive officers
The Company has in effect a written Insider Trading Policy, which is applicable to all employees and non-employee directors. The policy forbids trading in our securities at any time in which any such individual is in possession of material non-public information. In addition, irrespective of whether the individual is in possession of material non-public information, the policy prohibits trading by our executive officers and directors, among others, at any time that the Company has closed its trading window. One effect of the trading window is to significantly limit the period of time in any given year in which trading in our securities may be undertaken by the Company’s executive officers and directors. The Company does not have a written policy concerning share ownership by executive officers or directors.

Conclusion
Based upon its review of our overall executive compensation program, the Compensation Committee believes our executive compensation program, as applied to our executive officers, is appropriate and is necessary to reward such individuals who are essential to our continued development and success, to compensate them for their contributions and to enhance shareholder value. The Compensation Committee believes that the total compensation opportunities provided to our executive officers creates a commonality of interest and alignment of our long-term interests with those of our shareholders.
REPORT OF THE COMPENSATION COMMITTEE
We have reviewed and discussed the foregoing Compensation Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.
This report is furnished by the Compensation Committee of the Board of Directors.

The Compensation Committee members:	James H. Limmer, Chairman	Brady F. Carruth
Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, as amended, that incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing Report of the Compensation Committee shall not be deemed to be filed with the SEC or incorporated by reference into any filing under the Securities Act or the Exchange Act, except to the extent that we specifically incorporate it by reference.
2009 Summary Compensation Table
The table below sets forth the total compensation awarded to, earned by, or paid to our named executive officers for the fiscal year ended March 31, 2009.

						Non-Equity
			Discretionary	Restricted Stock	Stock Option	Incentive Plan	All Other
Name and Principal Position	Year	Salary	Bonus(1)	Unit Awards(2)	Awards(2)	Compensation(1)	Compensation(3)	Total

Joe R. Davis, Chairman of the Board and	2009	$740,625	—	$709,125	$4,435,787	—	$4,101	$5,889,638
Chief Executive Officer	2008	$750,000	$145,890	$919,750	—	$604,110	$3,882	$2,423,632
	2007	$750,000	$469,780	$651,500	—	$750,000	$3,169	$2,624,449

Jon C. Biro, Executive Vice President,	2009	$250,000	$75,000	—	$404,344	—	$3,707	$733,051
Chief Financial and Accounting Officer, Treasurer and Secretary	2008	$54,348	$26,712	—	$87,937	—	$613	$169,610

(1)	Paid June 2009 for fiscal 2009.

(2)
Amounts were calculated pursuant to SFAS No. 123(R). For financial statement reporting purposes, we determined the fair value of restricted stock unit awards and stock option awards using the closing market price of our Common Stock on the date of grant. We recognize the fair value of the award as compensation expense over the requisite service period. The amounts shown in the “Stock Option Awards” column represent the dollar amounts of the accounting expense in fiscal 2009 recognized for awards granted in fiscal 2009 and prior years. The values shown in these columns are not necessarily representative of the amounts that may eventually be realized by such executive officers. Assumptions used in the calculation of these amounts are included in Note 8 to the Company’s consolidated financial statements for the year ended March 31, 2009 in the Company’s Annual Report on Form 10-K/A filed with the Securities and Exchange Commission on May 29, 2009.

(3)	Represents employer-paid portion of health and other insurance benefits.

Grants of Plan-Based Awards
The following table is intended to supplement our 2009 Summary Compensation Table by providing additional information on the equity incentive compensation awards granted to our named executive officers under our Annual Bonus Plan and Incentive Plan for the fiscal year ended March 31, 2009.
2009 Grants of Plan-Based Awards

						All Other
					All Other	Option
					Stock Awards:	Awards:
		Potential Future Payouts Under			Number	Number of	Exercise or	Grant Date Fair
		Non-Equity Incentive Plan Awards			of Shares of	Securities	Base Price	Value of Stock
		Threshold	Target	Maximum	Stock or	Underlying	of Option	and Option
	Grant Date	($)	($)	($)	Units(1)	Options(2)	Awards	Awards(3)
Joe R. Davis, Chairman of the Board and Chief	4/1/2008	—	—	—	12,500	—	—	$709,125
Executive Officer	5/22/2008	—	—	—	—	450,000	$56.82	$11,327,130
	5/22/2008	$0	$750,000	$1,687,500	—	—	—	—

Jon C. Biro, Executive Vice President, Chief Financial and Accounting Officer, Treasurer and Secretary	12/15/2008	—	—	—	—	25,000	$17.16	$196,250

(1)
Represents a restricted stock unit award covering 12,500 shares of the Company’s Common Stock granted pursuant to Mr. Davis’ employment agreement, which vests in equal installments over a three-year period from the date of grant.

(2)
Represents a stock option award covering 450,000 shares of the Company’s Common Stock granted pursuant to Mr. Davis’ employment agreement, which vests in equal installments over a five-year period from date of grant, and a discretionary stock option grant to Mr. Biro for 25,000 shares of the Company’s Common Stock, which vests in equal installments over a five-year period from the date of grant.

(3)
The grant date fair value is computed in accordance with SFAS No. 123(R), based on the closing market price of our Common Stock ($56.73) on the date of grant in the case of restricted stock unit awards granted to Mr. Davis and a closing market-price of our Common Stock ($56.82) on the date of grant in the case of stock option awards granted to Mr. Davis and a closing market price of our Common Stock ($17.16) on the date of grant in the case of stock option awards granted to Mr. Biro.

Discussion of Summary Compensation and Plan Based Awards Tables
Our executive compensation policies and practices, pursuant to which the compensation set forth in the 2009 Summary Compensation Table and the 2009 Grants of Plan-Based Awards was paid or awarded, are described above under “Compensation Discussion and Analysis”.
Amended and Restated Long-Term Incentive Plan
The Board and the shareholders of the Company have previously approved the adoption of our Incentive Plan. Pursuant to the Incentive Plan, employees and non-employee directors are eligible to receive awards consisting of stock options, SARs, restricted or non-restricted stock or stock units, cash or any combination of the foregoing. To date, equity-based incentive compensation has been awarded only in the form of stock options and restricted stock units. Stock options granted pursuant to the Incentive Plan may either be incentive stock options within the meaning and subject to the provisions of Section 422 of the Code, or nonqualified stock options. An aggregate of 2,223,420 shares of Common Stock were reserved for issuance pursuant to the Incentive Plan as of March 31, 2009. Of these reserved shares, option awards covering 1,799,776 shares (with a weighted average exercise price of $37.85) and restricted stock unit awards covering 29,375 shares were outstanding, resulting in 394,269 shares being available for future awards at March 31, 2009.
The Compensation Committee administers the Incentive Plan and, subject to the provisions thereof, is authorized by the Board to (i) determine the type or types of awards made to each participant and the terms, restrictions, conditions and limitations applicable to each award, such as exercise price, vesting period, forfeiture provisions, expiration date and other material conditions, (ii) interpret the Incentive Plan, (iii) grant waivers of restrictions thereunder and (iv) adopt such rules and regulations as it may deem necessary or appropriate in keeping with the objectives of the Incentive Plan, provided that the provisions of Section 422 of the Code governing the issuance of incentive stock options shall not be overridden.

For the year ended March 31, 2009, there were no material modifications made to the outstanding equity awards held by the executive officers, except that the Compensation Committee authorized the removal of certain contractual restrictions on the ability of Mr. Davis to sell the underlying shares issuable upon the exercise of 600,000 stock options held by him.
Annual Incentive Compensation Plan
The Board and the shareholders of the Company approved our Annual Bonus Plan last year. Under the terms of the Annual Bonus Plan, the Compensation Committee may designate executive officers to be participants in such Plan, which shall be evidenced by the execution of a written award agreement setting forth the terms and conditions of such award. Awards shall only be made in cash, and the maximum award that may be paid to any participant under the Annual Bonus Plan for any given fiscal year is an amount equal to $5 million.
A participant’s award shall be paid only if specified objective performance goals set forth in an award agreement have been achieved during the course of the relevant performance period by an individual, the Company, an affiliate, or one or more business units of the Company or an affiliate, as applicable. The amount of a participant’s award shall be determined by reference to a formula contained in the relevant award agreement, set by the Compensation Committee, which shall describe the performance goal or goals and the percentage of the potential award to be paid depending upon the level of the performance goal(s) achieved. It is intended that the Annual Bonus Plan and the performance goals conform to Section 162(m) of the Code (and therefore such awards would be tax deductible by the Company), which generally limits the deductibility, for federal income tax purposes, of certain types of compensation paid to certain executive officers of the Company to $1 million with respect to any such officer during any taxable year of the Company.
To date, the sole participant under the Annual Bonus Plan is Mr. Davis, our Chief Executive Officer. No bonus was paid to Mr. Davis under the annual bonus award granted to him for the performance period ended March 31, 2009. For additional information with respect to the annual bonus awards granted to Mr. Davis, please refer to “Executive Compensation — Components of Executive Compensation, Annual Non-Equity Incentive Compensation Awards/ Discretionary Bonuses”.

Outstanding Equity Awards
The following table sets forth information concerning outstanding equity awards of our named executive officers granted under our Incentive Plan at March 31, 2009.
2009 Outstanding Equity Awards at Fiscal Year End

	Stock Option Awards				Restricted Stock Unit Awards
	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised	Unexercised			Number of Shares or Units	Market Value of Shares or Units
	Options	Options(1)	Option Exercise	Option Expiration	of Stock That Have Not	of Stock That Have Not
Name	Exercisable	Unexercisable	Price	Date	Vested(2)	Vested(3)

Joe R. Davis, Chairman of the Board and Chief	300,000	—	$11.44	7/25/2010	29,375	$373,650
Executive Officer	50,000	—	$19.10	7/26/2011	—	—
	50,000	—	$14.75	7/24/2012	—	—
	50,000	—	$23.00	8/4/2013	—	—
	50,000	—	$41.51	7/26/2014	—	—
	50,000	—	$50.84	2/8/2016	—	—
	300,000	—	$50.90	2/10/2016	—	—
	—	450,000	$56.82	5/22/2018	—	—

Jon C. Biro, Executive Vice President, Chief Financial	10,000	40,000	$40.99	1/14/2018	—	—
and Accounting Officer, Treasurer and Secretary	—	25,000	$17.16	12/15/2018	—	—

(1)
Mr. Davis’ unvested stock option award vest in annual increments over a five year period commencing on May 22, 2009. Mr. Biro’s unvested stock option awards vest in annual increments over a five year period commencing on (i) January 14, 2009 with respect to the 50,000 stock option award and (ii) December 15, 2009 with respect to the 25,000 stock option award.

(2)
Mr. Davis’ restricted stock units consist of three awards of 12,500 units each. The first award was granted on April 1, 2006, pursuant to which 7,500 units are outstanding on March 31, 2009 and is subject to a five year vesting schedule. The second award was granted on April 1, 2007, pursuant to which 9,375 units are outstanding on March 31, 2009, and is subject to a four year vesting schedule. The third award was granted on April 1, 2008, pursuant to which 12,500 units are outstanding on March 31, 2009, and is subject to a three year vesting schedule.

(3)	The market value of Mr. Davis’ restricted stock units that have not vested is based on the closing market price of our Common Stock ($12.72) on the NYSE on March 31, 2009.
Option Exercises and Stock Vested
The following table sets forth information concerning the stock options exercised by and vested stock awards for our named executive officers during the fiscal year ended March 31, 2009.
2009 Option Exercises and Stock Vested

	Stock Options		Restricted Stock Units
	Number of Shares Acquired	Value Realized
	on	on	Number of Shares	Value Realized
Name	Exercise	Exercise	Vested	Upon Vesting(1)

Joe R. Davis, Chairman of the Board and Chief Executive Officer	—	—	5,625	$315,281

Jon C. Biro, Executive Vice President, Chief Financial and Accounting Officer, Treasurer and Secretary	—	—	—	—

(1)	Reflects the closing market price of our Common Stock on the last trading day preceding the vesting date.

TRANSACTIONS WITH RELATED PERSONS
Policies and Procedures for Review, Approval or Ratification of Related Person Transactions
The Company has adopted a written Code of Ethics applicable to our directors and employees which sets forth the Company’s policies with respect to conflicts of interest situations, including related person transactions. Under our Code of Ethics, any conflict of interest situation must be immediately and fully disclosed to the Company, and related person transactions involving a member of the Board, an executive officer or one of their immediate family members are strictly prohibited, unless a prior waiver approving such transaction is obtained from the independent directors of the Board or a Board committee consisting of independent directors. Company management is responsible for implementing processes and controls to obtain information from members of our Board and executive officers with respect to any related person transactions, including information received pursuant to annual director and officer questionnaires we require to be completed.
The Nominating and Governance Committee, in accordance with its charter, assists the Board in overseeing procedures requiring Company management to promptly notify such Committee of any potential violations and/or waivers for related person transactions involving a member of the Board, an executive officer or one of their immediate family members. The Audit Committee, in accordance with its charter, assists the Board in overseeing the Company’s compliance with legal and regulatory requirements, including an annual review of the reasonableness of any related person transactions and adequacy of disclosure of same.
Related Person Transactions
The Company has previously entered into indemnification agreements with each director, including Mr. Davis, and an executive officer, Mr. Biro, which provide, among other things, that the Company will indemnify such persons, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he may be required to pay in actions or proceedings which he is or may be made a party by reason of his position as an officer or director of the Company, and otherwise to the fullest extent permitted under Texas law and the Company’s By-laws. There were no other related person transactions between the Company and any director, executive officer or immediately family member of same during the 2009 fiscal year.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
For the fiscal year ended March 31, 2009, KPMG LLP served as the Company’s independent registered public accounting firm. Representatives of KPMG LLP are expected to be present at the Annual Meeting, with the opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions. The Audit Committee has not yet selected the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2010.
Principal Accounting Fees and Services
The following table presents fees for all professional services rendered to the Company by KPMG LLP for the years ended March 31, 2009 and 2008.

	Year Ended March 31,
	2009	2008
Audit fees (1)	$875,000	$875,000
Audit related fees (2)	—	—
Tax fees (3)	—	—
All other fees (4)	$2,400	$2,600

Total	$877,400	$877,600

(1)
Audit fees: Consists of fees billed for professional services rendered for the audit of the Company’s consolidated financial statements included in the Company’s Annual Report on Form 10-K/A, for the review of the interim condensed consolidated financial statements included in the Company’s Quarterly Reports on Form 10-Q, for the audit of the effectiveness of the Company’s internal control over financial reporting and other services that are normally provided in connection with statutory and regulatory filings.

(2)
Audit related fees: Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under “Audit Fees”, specifically, additional attest services that are not required by statute or regulation.

(3)	Tax fees: Consists of fees billed for professional services related to miscellaneous tax compliance, consulting and planning.

(4)	All other fees: Consists of fees billed for online software used for accounting research by the Company.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee is responsible for, among other things, appointing, setting compensation, and overseeing the performance of the Company’s independent registered public accounting firm. As of the date of this Proxy Statement, the Audit Committee has not established any pre-approval policies with respect to any audit or non-audit services of the Company’s independent registered public accounting firm, KPMG LLP; accordingly, the practice of the Company is to obtain advance approval from the Audit Committee for each discrete service proposed to be provided by KPMG LLP.
AUDIT COMMITTEE REPORT
The Audit Committee has been appointed by the Board of Directors to, among other things, assist the Board in fulfilling its responsibility to oversee the integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements (including the reasonableness and adequacy of disclosure of related person transactions), the qualifications, independence, selection, compensation and performance of the Company’s registered independent public accounting firm, and the performance of the Company’s internal audit function. The Audit Committee operates under a written charter adopted by the Board and reviewed annually by the Audit Committee. During the fiscal year ended March 31, 2009 and prior to the rotation of its Committee members, the Audit Committee consisted of Messrs. Carruth, Forbes and Limmer, and such Audit Committee furnished the following report for fiscal 2009 for inclusion in this Proxy Statement:
Management is responsible for the preparation, presentation and integrity of the Company’s financial statements, accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Company’s independent registered public accounting firm, KPMG LLP, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards in the United States of America and issuing a report thereon. The independent auditor is also responsible for performing independent audits of the effectiveness of the Company’s internal control over financial reporting.

Management has represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed with management and KPMG LLP, the Company’s independent auditor, the Company’s audited financial statements as of and for the year ended March 31, 2009. The Committee has also discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Committee has received the written disclosures and the letter from KPMG LLP, its independent auditor, required by applicable requirements of the Public Company Accounting Oversight Board regarding KPMG LLP’s communications with the Committee concerning independence, and the Committee has discussed with KPMG LLP its independence. The Committee has also considered the compatibility of the provision of non-audit services with the independent auditor’s independence.
Management has also represented to the Committee that it has completed an assessment of the effectiveness of the Company’s internal control over financial reporting, and the Committee has reviewed and discussed with management and KPMG LLP the scope and results of their respective assessments of the Company’s internal control over financial reporting.
Based on the reports and discussions described in this report, the Committee recommended to the Board of Directors of the Company that the audited financial statements referred to above be included in the Company’s Annual Report on Form 10-K/A for the year ended March 31, 2009 for filing with the Securities and Exchange Commission.

The Audit Committee members:	Gary L. Forbes, Chairman	Brady F. Carruth	James H. Limmer
SHAREHOLDER PROPOSALS
If you want to submit a proposal, including candidate(s) for election to the Board of Directors, for consideration by the shareholders at the 2010 annual meeting of shareholders, we must receive such proposal no later than March 2, 2010 in order for it to be included the respective proxy statement pursuant to the Exchange Act rules; otherwise, proposals to be presented in person at the annual meeting, but not included in the proxy statement, must be received by us no earlier than April 8, 2010 and no later than May 8, 2010 to be considered timely pursuant to our By-laws. All proposals must be submitted in writing to our Corporate Secretary, Consolidated Graphics, Inc., 5858 Westheimer, Suite 200, Houston, Texas 77057 and must fully comply with the specific procedural requirements set forth in our By-laws, the rules of the Exchange Act and other applicable SEC rules and regulations. If you would like a copy of the procedural requirements with respect to shareholder proposals, please contact our Corporate Secretary for a copy of our By-laws.
BUSINESS TO BE TRANSACTED
The Company did not receive any proposals from any shareholder for consideration at the Annual Meeting, and management does not presently intend to bring any business before the meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to the proxy in accordance with their best judgment on such matters.
HOUSEHOLDING MATTERS
Each year in connection with the annual meeting of shareholders, we are required to send to each shareholder of record a proxy statement, annual report and notice of internet availability of proxy materials, and to arrange for such documents to be sent to each beneficial shareholder whose shares are held by or in the name of a broker, bank, trust or other nominee. Because some shareholders hold shares of the Company’s Common Stock in multiple accounts, this process results in duplicate mailings of such documents to shareholders who share the same address. Shareholders may avoid receiving duplicate mailings and save us the cost of producing and mailing duplicate documents as follows:
Shareholders of Record. If your shares are registered in your own name and you are interested in consenting to the delivery of a single proxy statement, annual report and notice of internet availability of proxy materials, you may contact the Corporate Secretary of the Company by mail at 5858 Westheimer, Suite 200, Houston, Texas 77057 or by telephone at (713) 787-0977.

Beneficial Shareholders. If your shares are not registered in your own name, your broker, bank, trust or other nominee that holds your shares may have asked you to consent to the delivery of a single proxy statement, annual report and notice of internet availability of proxy materials if there are other shareholders who share an address with you. If you currently receive more than one copy of such documents at your household and would like to receive only one copy of each in the future, you should contact your nominee.
Right to Request Separate Copies. If you consent to the delivery of a single proxy statement, annual report and notice of internet availability of proxy materials but later decide that you would prefer to receive a separate copy of each document, as applicable, for each shareholder sharing your address, then please notify us or your nominee, as applicable, and we or they will promptly deliver such additional documents. If you wish to receive a separate copy of such documents for each shareholder sharing your address in the future, you may contact the Corporate Secretary of the Company by mail at 5858 Westheimer, Suite 200, Houston, Texas 77057 or by telephone at (713) 787-0977.
OTHER INFORMATION
The cost of solicitation of proxies will be borne by the Company. Proxy cards and materials will also be distributed to beneficial owners of Common Stock through brokers, custodians, nominees and other like parties, and the Company expects to reimburse such parties for reasonable charges and expenses normal for such services. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, electronic transmission, and facsimile transmission without additional compensation.
The Annual Report to Shareholders, containing the audited consolidated financial statements of the Company for the fiscal year ended March 31, 2009, accompanies this Proxy Statement, but is not a part thereof.
A COPY OF THE COMPANY’S MOST RECENT ANNUAL REPORT ON FORM 10-K/A, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO, WITHOUT THE ACCOMPANYING EXHIBITS, AS FILED WITH THE SEC WILL BE MADE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO: CONSOLIDATED GRAPHICS, INC., ATTENTION: SECRETARY, 5858 WESTHEIMER, SUITE 200, HOUSTON, TEXAS 77057. A LIST OF EXHIBITS IS INCLUDED IN THE FORM 10-K/A, AND EXHIBITS ARE AVAILABLE FROM THE COMPANY UPON THE PAYMENT TO THE COMPANY OF THE REASONABLE COSTS OF FURNISHING THE SAME. THESE DOCUMENTS MAY ALSO BE ACCESSED THROUGH THE COMPANY’S WEB SITE AT WWW.CGX.COM.
/s/ Jon C. Biro
Jon C. Biro
Secretary

APPENDIX A
CONSOLIDATED GRAPHICS, INC.
AMENDED AND RESTATED LONG-TERM INCENTIVE PLAN, AS AMENDED
BY THE FIRST AMENDMENT
1. Objectives. The Consolidated Graphics, Inc. Amended and Restated Long-Term Incentive Plan (as amended from time to time, the “Plan”) is designed to retain selected employees and non-employee directors of Consolidated Graphics, Inc. (the “Company”) and reward them for making significant contributions to the success of the Company and its Subsidiaries (as hereinafter defined). These objectives are to be accomplished by making awards under the Plan and thereby providing Participants (as hereinafter defined) with a proprietary interest in the growth and performance of the Company and its Subsidiaries. The Plan provides for payment of various forms of compensation. It is not intended to be a plan that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and shall be interpreted, construed and administered consistent with its status as a plan that is not subject to ERISA.
2. Definitions. As used herein, the terms set forth below shall have the following respective meanings:
“Award” means the grant of any form of stock option, stock appreciation right, stock award or cash award, whether granted singly, in combination or in tandem, to a Participant pursuant to any applicable terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.
“Award Agreement” means a written agreement between the Company and a Participant that sets forth the terms, conditions and limitations applicable to an Award.
“Board” means the Board of Directors of the Company.
“Code” means the Internal Revenue Code of 1986, as amended from time to time.
“Committee” means such committee of the Board as is designated by the Board to administer the Plan. The Committee shall be constituted to permit the Plan to comply with Rule 16b-3.
“Common Stock” means the Common Stock, par value $.01 per share, of the Company.
“Director” means an individual serving as a member of the Board.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
“Fair Market Value” of one share of Common Stock on the date in question shall be (i) the closing sales price on such day for a share as quoted on the New York Stock Exchange or other national securities exchange on which shares are then principally listed or admitted to trading, or (ii) if not quoted on a national securities exchange, the average of the closing bid and asked prices for a share as quoted by the National Quotation Bureau’s “Pink Sheets” or the National Association of Securities Dealers’ OTC Bulletin Board System. If there was no public trade of Common Stock on the date in question, Fair Market Value shall be determined by reference to the last preceding date on which such a trade was so reported.
“Participant” means an employee or nonemployee director of the Company or any of its Subsidiaries to whom an Award has been made under this Plan.
“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, or any successor rule.
“Subsidiary” means any corporation of which the Company directly or indirectly owns shares representing more than 50% of the voting power of all classes or series of capital stock of such corporation which have the right to vote generally on matters submitted to a vote of the stockholders of such corporation.

3. Eligibility. All employees and non-employee directors of the Company and its Subsidiaries are eligible for Awards under this Plan. The Committee shall select the Participants in the Plan from time to time by the grant of Awards under the Plan.
4. Common Stock Available for Awards. There shall be available for Awards granted wholly or partly in Common Stock (including rights or options which may be exercised for or settled in Common Stock) during the term of this Plan an aggregate of 4,585,000 shares of Common Stock, subject to adjustment as provided in Paragraph 14, all of which may be granted hereunder as incentive stock options. The Board of Directors and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file required documents with governmental authorities and stock exchanges and transaction reporting systems to make shares of Common Stock available for issuance pursuant to Awards. Common Stock related to Awards that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered by an Award are not issued to a Participant, or are exchanged for Awards that do not involve Common Stock, shall immediately become available for Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate under Rule 16b-3.
5. Administration. This Plan shall be administered by the Committee, which shall have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers shall be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify an Award in any manner that is either (a) not adverse to the Participant holding such Award or (b) consented to by such Participant. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to carry it into effect. Any decision of the Committee in the interpretation and administration of this Plan shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned. No member of the Committee or officer of the Company to whom it has delegated authority in accordance with the provisions of Paragraph 6 of this Plan shall be liable for anything done or omitted to be done by him or her, by any member of the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.
6. Delegation of Authority. The Committee may delegate to the Chief Executive Officer and to other senior officers of the Company its duties under this Plan pursuant to such conditions or limitations as the Committee may establish, except that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who are subject to Section 16 of the Exchange Act.
7. Awards. The Committee shall determine the type or types of Awards to be made to each Participant under this Plan. Each Award made hereunder shall be embodied in an Award Agreement, which shall contain such terms, conditions and limitations as shall be determined by the Committee in its sole discretion and shall be signed by the Participant and by the Chief Executive Officer, the Chief Operating Officer or any Vice President of the Company for and on behalf of the Company. Awards may consist of those listed in this Paragraph 7 and may be granted singly, in combination or in tandem. Awards may also be made in combination or in tandem with, in replacement of, or as alternatives to grants or rights (a) under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity, or (b) made to any Company or Subsidiary employee by the Company or any Subsidiary. An Award may provide for the granting or issuance of additional, replacement or alternative Awards upon the occurrence of specified events, including the exercise of the original Award. Notwithstanding anything herein to the contrary, no Participant may be granted during any calendar year Awards consisting of stock options or stock appreciation rights exercisable for more than 20% of the shares of Common Stock originally authorized for Awards under this Plan, subject to adjustment as provided in Paragraph 14. In the event of an increase in the number of shares authorized under the Plan, the 20% limitation will apply to the increased number of shares authorized. The number of Awards that may be granted in the form of a stock appreciation right or stock award as described in subparagraph (c) below shall not exceed an aggregate of 112,500 underlying shares of Common Stock issuable pursuant to such Award.
(a) Stock Option. An Award may consist of a right to purchase a specified number of shares of Common Stock at a price specified by the Committee in the Award Agreement or otherwise. No stock option shall have an exercise price less than 100% of the Fair Market Value of a share of the Common Stock on the date of grant of the stock option, nor shall any stock option be exercisable later than the day before the expiration of ten (10) years from the date of grant of the stock option. A stock option may be in the form of an incentive stock option (“ISO”) which, in addition to being subject to applicable terms, conditions and limitations established by the Committee, complies with Section 422 of the Code. ISOs may be granted to any employee of the Company or a Subsidiary, but not to a non-employee director. Notwithstanding the foregoing, no ISO can be granted under the Plan more than ten years following the Effective Date of the Plan or, if later, the date of approval by the Company’s shareholders of an increase in the number of shares of Common Stock authorized to be issued as Awards under the Plan, but only with respect to such increase.

(b) Stock Appreciation Right. An Award may consist of a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the stock appreciation right (“SAR”) is exercised over a specified strike price as set forth in the applicable Award Agreement. The strike price of a SAR shall not be less than 100% of the Fair Market Value per share of Common Stock on the date the SAR is granted.
(c) Stock Award. An Award may consist of Common Stock or may be denominated in units of Common Stock. All or part of any stock Award may be subject to conditions established by the Committee and set forth in the Award Agreement, which conditions may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attaining specified growth rates and other comparable measurements of performance. Such Awards may be based on Fair Market Value or other specified valuations. The certificates evidencing shares of Common Stock issued in connection with a stock Award shall contain appropriate legends and restrictions describing the terms and conditions of the restrictions applicable thereto. Restricted stock units are not intended to be deferred compensation that is subject to Section 409A of the Code. During the period beginning on the date such an Award is granted and ending on the payment date specified in the Award Agreement, the Participant’s right to payment under the Award Agreement shall remain subject to a “substantial risk of forfeiture” within the meaning of such term under Section 409A of the Code. In addition, payment to the Participant under a restricted stock unit shall be made within two and one-half months (2 1/2) months following the end of the calendar year in which the substantial risk of forfeiture lapses unless an earlier payment date is specified in the Award Agreement.
(d) Cash Award. An Award may be denominated in cash with the amount of the eventual payment subject to future service and such other restrictions and conditions as may be established by the Committee and set forth in the Award Agreement, including, but not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attaining specified growth rates and other comparable measurements of performance.
(e) $100,000 Annual Limit on Incentive Stock Options. Notwithstanding any contrary provision in the Plan, a stock option designated as an ISO shall be an ISO only to the extent that the aggregate Fair Market Value (determined as of the time the ISO is granted) of the shares of Common Stock with respect to which ISOs are exercisable for the first time by the Participant during any single calendar year (under the Plan and any other stock option plans of the Company and its subsidiaries or parent) does not exceed $100,000. This limitation shall be applied by taking ISOs into account in the order in which they were granted and shall be construed in accordance with Section 422(d) of the Code.
(f) Notification of Disqualifying Disposition of Shares from Incentive Stock Options. A Participant who disposes of Shares of Common Stock acquired upon the exercise of an ISO by a sale or exchange either (i) within two (2) years after the date of the grant of the ISO under which the shares of Common Stock were acquired or (ii) within one (1) year after the transfer of such shares to him pursuant to exercise, shall promptly notify the Company of such disposition, the amount realized and the adjusted basis in such shares.
8. Payment of Awards.
(a) General. Payment of Awards may be made in the form of cash or Common Stock or combinations thereof and may include such restrictions as the Committee shall determine including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. As used herein, “Restricted Stock” means Common Stock that is restricted or subject to forfeiture provisions.
(b) Dividends and Interest. Dividends or dividend equivalent rights may be extended to and made part of any Award denominated in Common Stock or units of Common Stock, subject to such terms, conditions and restrictions as the Committee may establish. All dividend equivalents will be paid to the Participant not later than 60 days after the date that the corresponding dividend was declared.

9. Stock Option Exercise. The price at which shares of Common Stock may be purchased under a stock option shall be paid in full at the time of exercise in cash or, if permitted by the Committee, by means of tendering Common Stock or surrendering all or part of that or any other Award, including Restricted Stock, valued at Fair Market Value on the date of exercise, or any combination thereof. The Committee shall determine acceptable methods for tendering Common Stock or Awards to exercise a stock option as it deems appropriate. If permitted by the Committee, payment may be made by successive exercises by the Participant. The Committee may provide for procedures to permit the exercise or purchase of Awards by (a) loans from the Company or (b) use of the proceeds to be received from the sale of Common Stock issuable pursuant to an Award. Unless otherwise provided in the applicable Award Agreement, in the event shares of Restricted Stock are tendered as consideration for the exercise of a stock option, a number of the shares issued upon the exercise of the stock option, equal to the number of shares of Restricted Stock used as consideration therefor, shall be subject to the same restrictions as the Restricted Stock so submitted as well as any additional restrictions that may be imposed by the Committee.
10. Tax Withholding. The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. The Committee may also permit withholding to be satisfied by the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award with respect to which withholding is required. If shares of Common Stock are used to satisfy tax withholding, such shares shall be valued based on the Fair Market Value when the tax withholding is required to be made.
11. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law except that (a) no amendment or alteration that would impair the rights of any Participant under any Award previously granted to such Participant shall be made without such Participant’s consent, and (b) no amendment or alteration shall be effective prior to approval by the Company’s stockholders to the extent such approval is then required pursuant to Rule 16b-3 in order to preserve the applicability of any exemption provided by such rule to any Award then outstanding (unless the holder of such Award consents) or to the extent stockholder approval is otherwise required by applicable legal requirements.
12. Termination of Employment. Upon the termination of employment by a Participant, any unexercised, deferred or unpaid Awards shall be treated as provided in the specific Award Agreement evidencing the Award. In the event of such a termination, the Committee may, in its discretion, provide for the extension of the exercisability of an Award, accelerate the vesting or exercisability of an Award, eliminate or make less restrictive any restrictions contained in an Award, waive any restriction or other provision of this Plan or an Award or otherwise amend or modify the Award in any manner that is either (a) not adverse to such Participant or (b) consented to by such Participant.
13. Assignability. Unless otherwise determined by the Committee and provided in the Award Agreement, no Award or any other benefit under this Plan constituting a derivative security within the meaning of Rule 16a-1(c) under the Exchange Act shall be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder. The Committee may prescribe and include in applicable Award Agreements other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Paragraph 13 shall be null and void.
14. Adjustments.
(a) The existence of outstanding Awards shall not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or prior preference stock (whether or not such issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(b) In the event of any subdivision or consolidation of outstanding shares of Common Stock or declaration of a dividend payable in shares of Common Stock or capital reorganization or reclassification or other transaction involving an increase or reduction in the number of outstanding shares of Common Stock, the Committee may adjust proportionally (i) the number of shares of Common Stock reserved under this Plan and covered by outstanding Awards denominated in Common Stock or units of Common Stock; (ii) the exercise or other price in respect of such Awards; and (iii) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any consolidation or merger of the Company with another corporation or entity or the adoption by the Company of a plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends or dividends payable in Common Stock), the Committee shall make such adjustments or other provisions as it may deem equitable, including adjustments to avoid fractional shares, to give property effect to such event. In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Committee shall be authorized to issue or assume stock options, regardless of whether in a transaction to which Section 424(a) of the Code applies, by means of substitution of new options for previously issued options or an assumption of previously issued options, or to make provision for the acceleration of the exercisability of, or lapse of restrictions with respect to, Awards and the termination of unexercised options in connection with such transaction.
15. Restrictions. No Common Stock or other form of payment shall be issued with respect to any Award unless the Company shall be satisfied based on the advice of its counsel that such issuance will be in compliance with applicable federal and state securities laws. It is the intent of the Company that this Plan comply with Rule 16b-3 with respect to persons subject to Section 16 of the Exchange Act unless otherwise provided herein or in an Award Agreement, that any ambiguities or inconsistencies in the construction of this Plan be interpreted to give effect to such intention and that, if any provision of this Plan is found not to be in compliance with Rule 16b-3, such provision shall be null and void to the extent required to permit this Plan to comply with Rule 16b-3. Certificates evidencing shares of Common Stock delivered under this Plan may be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system upon which the Common Stock is then listed and any applicable federal and state securities law. The Committee may cause a legend or legends to be placed upon any such certificates to make appropriate reference to such restrictions.
16. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall this Plan be construed as providing for such segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to a grant of cash, Common Stock or rights thereto under this Plan shall be based solely upon any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. None of the Company, the Board or the Committee shall be required to give any security or bond for the performance of any obligation that may be created by this Plan.
17. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, shall be governed by and construed in accordance with the laws of the State of Texas.
18. Effective Date of Plan. This Plan, as amended and restated hereby, shall be effective as of June 30, 2008 (the “Effective Date”). Outstanding Awards granted pursuant to the Plan prior to its amendment and restatement shall continue to be governed by the terms of this Plan as amended and restated.
19. Compliance with Code Section 409A. It is intended that Awards granted under the Plan shall be exempt from taxation under Section 409A of the Code, unless otherwise determined by the Committee at the time of grant. In that respect, the Company, by action of its Board, reserves the right to amend the Plan, and the Board and the Committee each reserve the right to amend any outstanding Award Agreement, to the extent deemed necessary or appropriate either to exempt such Award from taxation under Section 409A or to comply with the requirements of Section 409A. Further, Participants who are “Specified Employees” (as defined under Section 409A), shall be required to delay payment under an Award for six (6) months after separation from service, but only to the extent such Award would otherwise be subject to taxation under Section 409A if no such delay is imposed.

2009 ANNUAL MEETING OF SHAREHOLDERS OF
CONSOLIDATED GRAPHICS, INC.
August 6, 2009
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement, Proxy Card
are available at www.cgx.com
Please sign, date and mail
your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

■	20230000000000000000 0	080609

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

					FOR	AGAINST	ABSTAIN
1.	To elect two Class I directors to serve on the Company’s Board of Directors for terms of three years and until their successors are duly elected and qualified or until the earlier of their resignation or removal.			2.
To approve an amendment to the Consolidated Graphics, Inc. Amended and Restated Long-Term Incentive Plan.

To transact such other business as may properly come before the meeting or any postponement(s) or adjournment(s) thereof.
					☐	☐	☐
		NOMINEES:		3.
☐	FOR ALL NOMINEES	m Larry J. Alexander
m Brady F. Carruth
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES

☐	FOR ALL EXCEPT (See instructions below)

THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” ON PROPOSAL 1 AND A VOTE “FOR” ON PROPOSAL 2. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR ALL NOMINEES” ON PROPOSAL 1, “FOR” ON PROPOSAL 2 AND, ACCORDING TO THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY AND ALL POSTPONEMENTS OR ADJOURNMENTS THEREOF, INCLUDING PROCEDURES AND OTHER MATTERS RELATING TO THE CONDUCT OF THE MEETING.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●				WHETHER OR NOT YOU PLAN TO ATTEND THIS MEETING, PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, the Proxy Statement for such meeting, and the Annual Report of the Company for the fiscal year ended March 31, 2009.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

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Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.
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CONSOLIDATED GRAPHICS, INC.

Proxy Solicited on Behalf of Board of Directors

2009 Annual Meeting of Shareholders to be held Thursday, August 6, 2009

The undersigned hereby appoints Joe R. Davis and Jon C. Biro, jointly and severally, proxies with full power of substitution and resubstitution and with discretionary authority to represent and to vote, in accordance with the instructions set forth on the reverse, all shares of Common Stock which the undersigned is entitled to vote at the 2009 Annual Meeting of Shareholders of Consolidated Graphics, Inc. to be held at the Hilton Americas-Houston Hotel, 1600 Lamar, Houston, Texas 77010, on Thursday, August 6, 2009 at 5:00 p.m., Central Daylight Time, and any postponement(s) or adjournment(s) thereof. Shares represented by this proxy will be voted as directed by the shareholder. If no such directions are indicated, the proxies will have authority to vote “FOR ALL NOMINEES” on Proposal 1 (the election of Class l directors) and vote “FOR” on Proposal 2. In their discretion, the proxies are also authorized to vote upon such other business as may properly come before the meeting or any postponement (s) or adjournment (s) thereof, including procedural and other matters relating to the conduct of the meeting.

(Continued and to be signed on the reverse side)
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